                                                                     EXHIBIT 10




                             AMENDED AND RESTATED

                     AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND AMONG

                               CITYSEARCH, INC.,

                              USA NETWORKS, INC.,

                           TICKETMASTER GROUP, INC.,

                           TICKETMASTER CORPORATION,

                    TICKETMASTER MULTIMEDIA HOLDINGS, INC.

                                      AND

                                TIBERIUS, INC.



                          Dated as of August 12, 1998

                               TABLE OF CONTENTS

                                                                                                                   Page
                                                                                                                   ----
RECITALS ..........................................................................................................   1

ARTICLE I THE MERGER...............................................................................................   1
         1.1      The Merger.......................................................................................   1
         1.2      Effective Time; Closing..........................................................................   1
         1.3      Effect of the Merger.............................................................................   2
         1.4      Certificate of Incorporation; Bylaws.............................................................   2
         1.5      Directors and Officers...........................................................................   2
         1.6      Effect on Capital Stock..........................................................................   2
         1.7      Surrender of Certificates........................................................................   3
         1.8      No Further Ownership Rights in City Capital Stock................................................   4
         1.9      Lost, Stolen or Destroyed Certificates...........................................................   4
         1.10     Tax Consequences.................................................................................   5

ARTICLE II THE OFFER...............................................................................................   5
         2.1      Commencement of the Offer........................................................................   5
         2.2      Expiration of the Offer..........................................................................   5
         2.3      Offer Mechanics..................................................................................   5
         2.4      List of City Holders.............................................................................   6
         2.5      Proration........................................................................................   6

ARTICLE III REPRESENTATIONS AND WARRANTIES OF USA, TICKET AND TMOL.................................................   6
         3.1      Organization, Standing and Corporate Power.......................................................   6
         3.2      Capital Structure................................................................................   7
         3.3      Authority/Noncontravention.......................................................................   7
         3.4      Financial Statements; No Undisclosed Liabilities.................................................   9
         3.5      Absence of Certain Changes or Events.............................................................  10
         3.6      Litigation.......................................................................................  10
         3.7      Contracts........................................................................................  10
         3.8      Compliance With Laws.............................................................................  12
         3.9      Absence of Changes in Benefit Plans; Employment Agreements; Labor Relations .....................  13
         3.10     ERISA Compliance.................................................................................  13
         3.11     Taxes............................................................................................  14
         3.12     No Excess Parachute Payments.....................................................................  15
         3.13     Title to Properties..............................................................................  15
         3.14     Intellectual Property............................................................................  16
         3.15     Section 203 of Delaware Law Not Applicable.......................................................  16
         3.16     Brokers..........................................................................................  16

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF CITY..................................................................  17

                               TABLE OF CONTENTS
                                  (continued)

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                                                                                                                   Page
                                                                                                                   ----
         4.1      Organization, Standing and Corporate Power. .....................................................  17
         4.2      City Capital Structure...........................................................................  17
         4.3      Authority/Noncontravention.......................................................................  18
         4.4      Financial Statements; No Undisclosed Liabilities.................................................  19
         4.5      Absence of Certain Changes or Events.............................................................  19
         4.6      Litigation.......................................................................................  20
         4.7      Contracts........................................................................................  20
         4.8      Compliance With Laws.............................................................................  20
         4.9      Absence of Changes in Benefit Plans; Employment Agreements; Labor Relations. ....................  21
         4.10     ERISA Compliance.................................................................................  21
         4.11     Taxes............................................................................................  22
         4.12     No Excess Parachute Payments.....................................................................  22
         4.13     Title to Properties..............................................................................  23
         4.14     Intellectual Property............................................................................  23
         4.15     Section 203 of Delaware Law Not Applicable.......................................................  24
         4.16     Brokers..........................................................................................  24

ARTICLE V ADDITIONAL AGREEMENTS....................................................................................  24
         5.1      Conduct of Business..............................................................................  24
         5.2      City Stockholder Vote............................................................................  27
         5.3      Restrictions on Transfer.........................................................................  27
         5.4      Confidentiality; Access to Information...........................................................  28
         5.5      No Solicitation..................................................................................  29
         5.6      Public Disclosure................................................................................  30
         5.7      Tax Free Reorganization..........................................................................  30
         5.8      Commercially Reasonable Efforts; Regulatory Filings; Notification................................  30
         5.9      Convertible Note.................................................................................  32
         5.10     Agreement to Vote Shares.........................................................................  32
         5.11     Corporate Governance Matters.....................................................................  32
         5.12     Qualified IPO....................................................................................  36
         5.13     Put Option.......................................................................................  36
         5.14     Certain Tax Matters..............................................................................  38
         5.15     Certain Employee Benefit Matters.................................................................  40
         5.16     Registration Rights..............................................................................  40
         5.17     Closing Balance Sheet............................................................................  41
         5.18     Delivery of Financial Information................................................................  41

ARTICLE VI CONDITIONS TO THE MERGER ...............................................................................  42
         6.1      Conditions to Obligations of Each Party to Effect the Merger.....................................  42

                               TABLE OF CONTENTS
                                  (continued)

                                                                                                                   Page
                                                                                                                   ----
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         6.2      Additional Conditions to Obligations of USA, Ticket and TMOL.....................................  42
         6.3      Additional Conditions to the Obligations of City and Merger Sub..................................  43

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER .....................................................................  44
         7.1      Termination......................................................................................  44
         7.2      Notice of Termination; Effect of Termination.....................................................  45
         7.3      Fees and Expenses................................................................................  45
         7.4      Amendment........................................................................................  45
         7.5      Extension; Waiver................................................................................  45

ARTICLE VIII GENERAL PROVISIONS ...................................................................................  46
         8.1      Survival.........................................................................................  46
         8.2      Notices..........................................................................................  46
         8.3      Interpretation; Knowledge........................................................................  47
         8.4      Counterparts.....................................................................................  48
         8.5      Entire Agreement; Third Party Beneficiaries......................................................  48
         8.6      Severability.....................................................................................  48
         8.7      Other Remedies; Specific Performance.............................................................  48
         8.8      Governing Law....................................................................................  49
         8.9      Rules of Construction............................................................................  49
         8.10     Assignment.......................................................................................  49
         8.11     Waiver of Jury Trial.............................................................................  49
         8.12     Majority in Interest of City Holders.............................................................  49

                               INDEX OF EXHIBITS


Exhibit A         Form of Convertible Note

Exhibit B         TMOL Business Agreement

Exhibit C         Form of Voting Agreement

                             AMENDED AND RESTATED
                     AGREEMENT AND PLAN OF REORGANIZATION


     This AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION is made and entered into as of August 12, 1998 (this "AGREEMENT"), among CitySearch, Inc., a Delaware corporation ("CITY"), Tiberius, Inc., a Delaware corporation and a wholly owned subsidiary of City ("MERGER SUB"), USA Networks, Inc., a Delaware corporation ("USA"), Ticketmaster Group, Inc., an Illinois corporation and a wholly owned subsidiary of USA ("TICKET GROUP"), Ticketmaster Corporation, an Illinois corporation and a wholly owned subsidiary of Ticket Group ("TICKET CORP." and, together with Ticket Group, "TICKET") and Ticketmaster Multimedia Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Ticket Corp. ("TMOL").

                                   RECITALS
                                   --------

     A. City, Merger Sub, USA, Ticket and TMOL are parties to an Agreement and Plan of Reorganization dated as of August 12, 1998 (the "ORIGINAL MERGER AGREEMENT").

     B. City, Merger Sub, USA, Ticket and TMOL desire to amend and restate in its entirety the Original Merger Agreement, in the manner set forth herein, as of the date of the Original Merger Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                                  THE MERGER

      1.1 The Merger.  At the Effective Time (as defined in Section 1.2) and
          ----------
subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law ("DELAWARE LAW"), Merger Sub shall be merged with and into TMOL (the "MERGER"), the separate corporate existence of Merger Sub shall cease and TMOL shall continue as the surviving corporation. TMOL as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION." City, following the Effective Time, is sometimes referred to as the "COMBINED COMPANY."

      1.2 Effective Time; Closing.  Subject to the provisions of this Agreement,
          -----------------------
the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (the "CERTIFICATE OF MERGER") (the time of the effectiveness of the Certificate of Merger (or such later time as may be agreed in writing by City and USA and specified in the Certificate of Merger) being the "EFFECTIVE TIME") on the Closing Date (as defined below). The closing of the Merger (the "CLOSING") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto mutually agree in writing (the "CLOSING DATE").

      1.3 Effect of the Merger.  At the Effective Time the effect of the Merger
          --------------------
shall be as provided in this Agreement and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of TMOL and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of TMOL and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

      1.4 Certificate of Incorporation; Bylaws. At the Effective Time, the
          ------------------------------------
Certificate of Incorporation of TMOL as in effect immediately prior to the Effective Time (shall be the Certificate of Incorporation of the Surviving Corporation and the Bylaws of TMOL as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

      1.5 Directors and Officers.  The directors of TMOL immediately prior to
          ----------------------
the Effective Time shall continue as directors of the Surviving Corporation. The initial officers of the Surviving Corporation shall be the officers of TMOL immediately prior to the Effective Time.

      1.6 Effect on Capital Stock.  At the Effective Time, by virtue of the
          -----------------------
Merger and without any action on the part of Merger Sub, TMOL or the holders of any of the following securities:

          (a) Conversion of TMOL Common Stock.  Each share of common stock, no
              -------------------------------
par value, of TMOL ("TMOL COMMON STOCK") issued and outstanding immediately prior to the Effective Time, other than any shares of TMOL Common Stock to be canceled pursuant to Section 1.6(b), shall be converted (subject to Sections 1.6(d) and (e)) into 37,238 (the "EXCHANGE RATIO") validly issued, fully paid and nonassessable shares of Common Stock, $0.01 par value, of City ("CITY COMMON STOCK"). All such shares of TMOL Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the shares of City Common Stock into which such TMOL Common Stock has been converted. Certificates previously representing shares of TMOL Common Stock shall be exchanged for certificates representing whole shares of City Common Stock issued in consideration therefor upon the surrender of such certificates in accordance with Section 1.7 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1.9).

          (b) Cancellation of Stock.  Each share of  TMOL Common Stock held by
              ---------------------
TMOL immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

          (c) Capital Stock of Merger Sub.  Each share of common stock, par
              ---------------------------
value $0.01 per share (the "MERGER SUB COMMON STOCK"), of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each certificate evidencing ownership of shares of Merger

Sub Common Stock shall evidence ownership of such shares of capital stock of the Surviving Corporation.

          (d) Exchange Ratio.  The Exchange Ratio shall be adjusted to reflect
              --------------
appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into City Common Stock or TMOL Common Stock), reorganizations, recapitalization, reclassification or other like change with respect to City Common Stock or TMOL Common Stock occurring or having a record date on or after the date hereof and prior to the Effective Time.

          (e) Fractional Shares.  No fractional share of City Common Stock shall
              -----------------
be issued in the Merger. In lieu thereof, any fractional share shall be rounded up or down to the nearest whole share of City Common Stock.

          (f) Dissenting Shares. Ticket hereby waives all dissenters rights or
              -----------------
appraisal rights to which it may be entitled by virtue of the Merger.

      1.7 Surrender of Certificates.
          -------------------------

          (a) Exchange Agent.  City shall select a bank, trust company or other
              --------------
entity reasonably acceptable to USA to act as the exchange agent (the "EXCHANGE AGENT") in the Merger.

          (b) City to Provide Stock.  Promptly after the Effective Time, City
              ---------------------
shall make available to the Exchange Agent for exchange in accordance with this
Article I, the shares of City Common Stock issuable pursuant to Section 1.6 in exchange for outstanding shares of TMOL Common Stock.

          (c) Exchange Procedures.  As soon as practicable after the Effective
              -------------------
Time, and in no event later than five (5) business days thereafter, City shall cause the Exchange Agent to mail to each holder of record (as of the Effective
Time) of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of TMOL Common Stock (the "CERTIFICATES") whose shares were converted into shares of City Common Stock pursuant to Section 1.6, (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall contain such other provisions as City may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of City Common Stock. Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by City, together with such letter of transmittal and form of election duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole shares of City Common Stock into which their shares of TMOL

Common Stock were converted at the Effective Time, and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes to evidence only the ownership of the number of full shares of City Common Stock into which such shares of TMOL Common Stock shall have been so converted. Notwithstanding the foregoing, in the event that Ticket is the sole stockholder of TMOL and appears at the Closing with all Certificates representing formerly outstanding shares of TMOL capital stock, duly endorsed for transfer, City shall effect the exchange of City Common Stock for such Certificates at the Closing.

          (d) Distributions With Respect to Unexchanged Shares.  No dividends or
              ------------------------------------------------
other distributions declared or made after the date of this Agreement with respect to City Common Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to the shares of City Common Stock represented thereby until the holders of record of such Certificates shall surrender such Certificates. Subject to applicable law, following surrender of any such Certificates, the Exchange Agent shall deliver to the record holders thereof, without interest, certificates representing whole shares of City Common Stock issued in exchange therefor and the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of City Common Stock.

          (e) Transfers of Ownership.  If certificates representing shares of
              ----------------------
City Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to City or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates representing shares of City Common Stock in any name other than that of the registered holder of the Certificates surrendered, or established to the reasonable satisfaction of City or any agent designated by it that such tax has been paid or is not payable.

          (f) No Liability.  Notwithstanding anything to the contrary in this
              ------------
Section 1.7, neither the Exchange Agent, City, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of City Common Stock or TMOL Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

      1.8 No Further Ownership Rights in City Capital Stock. At and after the
          -------------------------------------------------
Effective Time the holders of Certificates to be exchanged pursuant to this Agreement shall cease to have any rights as stockholders of TMOL except for the right to surrender such holder's Certificates in exchange for shares of City Common Stock, and after the Effective Time there shall be no transfers on the stock transfer books of the Surviving Corporation of the shares of TMOL Common Stock which were outstanding immediately prior to the Effective Time. Any Certificates formerly representing shares of TMOL Common Stock presented to the Surviving Corporation or Exchange Agent shall be canceled and exchanged for shares of City Common Stock, as provided in this Article I.

      1.9 Lost, Stolen or Destroyed Certificates.  In the event any Certificates
          --------------------------------------
shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the shares of City Common Stock into which the shares of TMOL Common Stock represented by such Certificates were converted pursuant to Section 1.6, and any dividends or distributions payable pursuant to Section 1.7(d); provided,
                                                               --------
however, that City may, in its discretion and as a condition precedent to the
-------
issuance of such certificates representing shares of City Common Stock, cash and other distributions, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against City, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

      1.10 Tax Consequences.  It is intended by the parties hereto that the
           ----------------
Merger shall constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE"), and each of the parties hereto will use its commercially reasonable efforts to cause the Merger to be treated as such a reorganization. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.


                                  ARTICLE II
                                   THE OFFER

      2.1  Commencement of the Offer.  USA shall, as soon as practicable after
           -------------------------
the consummation of the Merger, commence, subject to Section 2.5, an offer (the "OFFER") to purchase from each holder of City capital stock as of the date hereof, any transferee of such shares, and any future holder of City capital stock who acquired such stock upon exercise of warrants outstanding on the date hereof or conversion of City Preferred Stock outstanding on the date hereof or exercise of employee or consultant incentive stock options issued in the ordinary course of business at any time (excluding, in any event, USA, any successor holder thereto and any affiliates of USA or any successor holder thereto) (each, a "CITY HOLDER") up to 20% of each City Holder's shares of City Common Stock (including shares of City Common Stock issuable upon conversion of Preferred Stock or upon exercise of options or warrants) (the "20% LIMITATION"). The purchase price of the Offer (the "OFFER EXCHANGE RATIO") shall be, for each share of City Common Stock, $8.67 in cash. The Offer Exchange Ratio and the USA Cap (as defined in Section 2.5) shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into City Common Stock or any Series of Preferred Stock of City), reorganizations (other than the Merger), recapitalization, reclassification or other like change with respect to City Common Stock or any Series of Preferred Stock of City occurring or having a record date on or after the date hereof and prior to the consummation of the Offer (other than changes contemplated by this Agreement).

      2.2  Expiration of the Offer.  The Offer shall remain open until 5:00
           -----------------------
p.m., New York City time, on the date twenty business days following the commencement of the Offer (the "EXPIRATION DATE"). USA may not amend or change any terms of the Offer without the written consent of (a) City at any time prior to the Effective Time or (b) a majority in interest of the City Holders at any time following the Effective Time.

      2.3  Offer Mechanics.  The Offer shall be made by means of an offer to
           ---------------
purchase (the "OFFER TO PURCHASE") containing the terms set forth in this Agreement. Concurrently with the commencement of the Offer, USA shall disseminate to all City Holders the Offer to Purchase and a letter of transmittal in customary form (the "OFFER DOCUMENTS") to each of which City shall not have reasonably objected. City and its counsel shall be given a reasonable opportunity to review and comment on the Offer Documents prior to the dissemination thereof to City Holders. Upon the terms of the Offer, USA will purchase by accepting for payment and will pay for shares of City Common Stock validly tendered, as promptly as practicable after the Expiration Date.

      2.4 List of City Holders.  City shall furnish USA with a list containing
          --------------------
the names and addresses of all City Holders and such information about City as USA may reasonably request to enable it to comply with applicable law.

      2.5 Proration.  The aggregate number of shares of City Common Stock to be
          ---------
purchased from City Holders pursuant to the Offer (the "USA CAP") shall not exceed 2,924,339 shares. In the event that the aggregate number of shares of City Common Stock properly tendered exceeds the USA Cap, USA will accept and pay for (i) all City Common Stock validly tendered up to 10% of the aggregate number of City Common Stock owned by each tendering City Holder (including City Common Stock issued upon conversion of the Preferred Stock or upon exercise of options or warrants) (such amount for each stockholder, the "MINIMUM AMOUNT", and in the aggregate for all stockholders, the "AGGREGATE MINIMUM AMOUNT") and (ii) with respect to City Common Stock tendered in excess of 10% of the City Common Stock owned by any tendering stockholder (including City Common Stock issued upon conversion of the Preferred Stock or upon exercise of options or warrants) (the "10% THRESHOLD"), a number of shares of City Common Stock equal to (x) the City Common Stock validly tendered in excess of the 10% Threshold and not in excess of the 20% Limitation for such stockholder (the "SUPPLEMENTAL AMOUNT", and together will all such City Common Stock tendered by all current City Holders, the "AGGREGATE SUPPLEMENTAL AMOUNT") multiplied by (y) the Proration Factor (as defined below), with any fraction rounded down to the next whole share, in any case upon the terms and subject to the conditions set forth herein. The "PRORATION FACTOR" shall be a fraction, the numerator of which is (x) the USAi Cap minus (y) the Aggregate Minimum Amount and the denominator of which is the Aggregate Supplemental Amount. City and USA shall take all steps necessary to ensure that each City Holder tendering shares of City Common Stock into the Offer which are not purchased pursuant to the Offer shall receive a certificate for such unpurchased shares as promptly as practicable.


                                  ARTICLE III
                       REPRESENTATIONS AND WARRANTIES OF
                             USA, TICKET AND TMOL

     USA, Ticket and TMOL jointly and severally represent and warrant to City and Merger Sub, subject to the exceptions disclosed in writing in the disclosure letter supplied by USA to City dated as of the date hereof (the "USA SCHEDULES"), as set forth below.

      3.1 Organization, Standing and Corporate Power.  Each of USA, Ticket and
          ------------------------------------------
TMOL and each Distributor (as defined in Section 3.7(b) below) is a corporation or other entity duly organized or formed, as the case may be, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, as the case may be, and has all requisite corporate or other entity power and authority to carry on its business as now being conducted. Each of USA, Ticket and TMOL and each Distributor is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or be in good standing individually or in the aggregate could not reasonably be expected to have a USA Material Effect (as defined in Section 8.3). TMOL has delivered to City complete and correct copies of its Certificate of Incorporation and Bylaws as amended to the date hereof. TMOL has no subsidiaries.

      3.2 Capital Structure. The authorized capital stock of TMOL consists of
          -----------------
1,000 shares of Common Stock, no par value. As of the date hereof, 1,000 such shares are issued and outstanding. Ticket Corp. is the sole stockholder of TMOL. Each of USA and Ticket Corp. is an accredited investor as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT"). USA is acquiring the Convertible Promissory Note in the form attached hereto as Exhibit A (the "CONVERTIBLE NOTE") and Ticket Corp. is acquiring the
          ---------
shares of City Common Stock issued in the Merger, in each case, solely for its own account for investment and not with a view to or for sale in connection with any distribution of such securities, any securities issuable upon conversion thereof or any portion thereof, and not with any present intention of selling, offering to sell or otherwise disposing of or distributing such securities, any securities issuable upon conversion thereof or any portion thereof. Except as set forth above, on the date hereof, no shares of capital stock or other voting securities of TMOL were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of TMOL are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of TMOL having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of TMOL may vote. Except as set forth above, there are no securities, options, warrants, calls, rights, contracts, commitments, agreements, arrangements, obligations or undertakings of any kind to which TMOL or USA or any of USA's subsidiaries is a party, or by which TMOL or USA or any of USA's subsidiaries is bound, obligating TMOL or USA or any of USA's subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of TMOL or securities convertible or exchangeable therefor or obligating TMOL or USA or any of USA's subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, contract, commitment, agreement, arrangement, obligation or undertaking. There are not any outstanding contractual obligations requiring TMOL to repurchase, redeem or otherwise acquire any shares of capital stock of TMOL. TMOL is not a party to or bound by any agreement requiring it to register shares of its capital stock under the Securities Act.

      3.3 Authority/Noncontravention. Each of (to the extent it is a party) USA,
          --------------------------
Ticket and TMOL has the requisite corporate power and authority to execute and deliver this Agreement and the License and Services Agreement attached hereto as Exhibit C (the "TMOL BUSINESS AGREEMENT") and to consummate the transactions
---------
contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the TMOL Business Agreement by each of (to the extent it is a party) USA, Ticket and TMOL and the consummation by (to the extent it is a party) USA, Ticket and TMOL of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of (to the extent it is a party) USA, Ticket and TMOL and no other corporate proceedings on the part of (to the extent it is a party) USA, Ticket or TMOL are necessary to authorize this Agreement and the TMOL Business Agreement or to consummate the transactions contemplated hereby and thereby. This Agreement and the TMOL Business Agreement have been duly executed and delivered by (to the extent it is a party) USA, Ticket and TMOL and constitute valid and binding obligations of (to the extent it is a party) USA, Ticket and TMOL, enforceable against (to the extent it is a party) USA, Ticket and TMOL in accordance with their terms. The execution and delivery of this Agreement and the TMOL Business Agreement do not, and the consummation of the transactions contemplated by this Agreement and the TMOL Business Agreement and compliance with the provisions of this Agreement and the TMOL Business Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit or require any consent, approval or authorization under, or result in the creation of any pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "LIENS") in or upon any of the properties or assets of TMOL (or USA or Ticket to the extent related to the Put, the Offer, the TMOL Business Agreement or the Online Revenue Rights), under, any provision of (a) the Certificate of Incorporation or Bylaws of USA, Ticket or TMOL or the certificates of incorporation or bylaws (or similar organizational documents) of any of USA's subsidiaries, (b) any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease or other material contract, commitment, agreement, arrangement, obligation, undertaking, instrument, permit, concession, franchise or license applicable to TMOL (or USA or Ticket to the extent related to the Put, the Offer, the TMOL Business Agreement or the Online Revenue Rights) or their respective properties or assets or (c) any statute, law, ordinance, rule or regulation or judgment, order or decree, in each case, applicable to USA, TMOL or any of USA's subsidiaries (or USA or Ticket to the extent related to the Put, the Offer, the TMOL Business Agreement or the Online Revenue Rights) or their respective properties or assets, other than, in the case of clauses (b) and (c), any such conflicts, violations, defaults, rights or Liens or other occurrences that individually or on the aggregate could not reasonably be expected to have a USA Material Effect. No consent, approval, order or authorization of, or registration, declaration or filing with, any Federal, state or local, domestic or foreign, government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign (a "GOVERNMENTAL ENTITY"), is required by or with respect to USA, Ticket or TMOL or any of USA's subsidiaries in connection with the execution and delivery of this Agreement or the TMOL Business Agreement by USA, Ticket and TMOL or the consummation by USA, Ticket and TMOL of the Merger, the Put, the Offer or the other transactions contemplated by this Agreement and the TMOL Business Agreement, except for (a) the filing of the Certificate of Merger with the Delaware Secretary of State, (b) such consents, approvals, orders, authorizations, registrations, declarations or filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), (c) compliance with, and filings under, any applicable requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act") in connection with the Put, and (d) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or to be made, individually or in the aggregate, could not reasonably be expected to (i) have a USA Material Effect or (ii) prevent or materially delay any of the transactions contemplated by this Agreement.

      3.4 Financial Statements; No Undisclosed Liabilities.
          ------------------------------------------------

          (a) The unaudited balance sheet of TMOL (the "TMOL BALANCE SHEET") as of June 30, 1998 (the "TMOL BALANCE SHEET DATE") and the related unaudited statements of operations for the period from February 1, 1998 through June 30, 1998 are attached to Section 3.4(a) of the USA Schedules and have been prepared in accordance with the books and records of TMOL and are complete and correct in all material respects, have each been prepared in accordance with generally accepted accounting principles ("GAAP") (with the exception that no footnotes or tax provisions and tax related liabilities have been provided) in conformity with the practices consistently applied by TMOL throughout the periods involved and present fairly the financial position and results of operations of TMOL as of the dates and for the periods specified.

          (b) The unaudited pro forma statement of operations for the period from February 1, 1998 through June 30, 1998 (the "TMOL PRO FORMA FINANCIAL STATEMENTS") are attached to Section 3.4(b) of the USA Schedules and have been prepared in good faith in accordance with the books and records of TMOL with items of revenue from Distributors and items of expense presented on a pro forma basis as if the TMOL Business Agreement was in effect for the period specified.

          (c) As of the TMOL Balance Sheet Date, TMOL did not have any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due or asserted or unasserted), which were not fully reflected in, reserved against or otherwise described in the TMOL Balance Sheet. Since the TMOL Balance Sheet Date, TMOL has not incurred any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due or asserted or unasserted), other than those incurred in the ordinary course of business consistent with past practice.

          (c) USA has filed all forms, reports and documents required to be
filed by USA with the SEC since December 31, 1997.   All such required forms,
reports and documents (including those that USA may file subsequent to the date hereof) are referred to herein as the "USA SEC REPORTS." As of their respective dates, the USA SEC Reports (i) were prepared in accordance with, and in compliance with, in all material respects, the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such USA SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (d) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the USA SEC Reports, including any USA SEC Reports filed after the date hereof until the Closing, (x) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (y) was prepared in all material respects in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (z) fairly presented in all material respects the consolidated financial position of USA and its subsidiaries as at the respective dates thereof and the consolidated results of USA's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes.

      3.5 Absence of Certain Changes or Events. Since the TMOL Balance Sheet
          ------------------------------------
Date and until the date hereof, TMOL has conducted its business only in the ordinary course consistent with past practice, and there has not been (a) except for transactions in the ordinary course of business, consistent with past practice, any material transaction, agreement or arrangement involving both (i) any of USA or any of its affiliates and (ii) TMOL, (b) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) with respect to TMOL's capital stock, (c) any split, combination, reclassification or repurchase of TMOL's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of TMOL's capital stock, (d) (i) any granting by TMOL to any officer of TMOL of any increase in compensation, except in the ordinary course of business consistent with past practice, (ii) any granting by TMOL to any officer of TMOL of any increase in severance or termination pay, or (iii) any entry by TMOL into (A) any currently effective employment, severance, termination or indemnification agreement, or consulting agreement (other than in the ordinary course of business consistent with past practice), with any current or former officer, director, employee or consultant or (B) any agreement with any current or former officer, director, employee or consultant the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving TMOL of the nature contemplated by this Agreement, (e) any material damage, destruction or loss to TMOL of any of the Online Revenue Rights, whether or not covered by insurance, (f) any material change in accounting methods, principles or practices by TMOL, except insofar as may have been required by a change in GAAP or (g) any material tax election by TMOL.

      3.6 Litigation.  There is no suit, claim, action, proceeding or, to the
          ----------
knowledge of TMOL, Ticket or USA, investigation, pending or, to the knowledge of TMOL, Ticket or USA, threatened, against or affecting TMOL, USA, Ticket or any Distributor, nor is there any judgment, order, decree or injunction of any Governmental Entity or arbitrator outstanding against, or, to the knowledge of TMOL, Ticket or USA, investigation by any Governmental Entity involving, TMOL, Ticket USA, or any Distributor except for such suits, claims, actions, proceedings, investigations, judgments, orders, decrees, or injunctions which, individually and in the aggregate, could not reasonably be expected to (a) have a USA Material Effect or (b) prevent or materially delay any of the transactions contemplated by this Agreement.

      3.7 Contracts.
          ---------

          (a) As of the date hereof, TMOL is not a party to, nor are any of its properties or assets bound by, any currently binding (i) contracts, licenses or agreements, with respect to any tangible or intangible property with a value or cost in excess of $50,000, (ii) any employment or consulting agreement or contract that requires payments in excess of $50,000 per year (other than offer letters providing only for "at will" employment), (iii) any agreement or plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the TMOL Business Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the TMOL Business Agreement, (iv) any agreement of indemnification, agreement providing for reimbursement of payments or providing a right of rescission, hold harmless or guaranty, or any obligation or liability with respect to infringement of the intellectual property rights of another person, in excess of, or entered into in connection with a transaction in excess of, $50,000, (v) any agreement, contract or commitment containing any covenant limiting the freedom of such party, any of its subsidiaries or the Surviving Corporation to engage in any line of business or to compete with any person, (vi) any agreement, contract or commitment relating to capital expenditures and involving future payments by TMOL in excess of $50,000 in one or in a series of transactions, (vii) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of business, (viii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit in excess of $50,000 in the aggregate, (ix) any purchase order or contract for the purchase of materials involving in excess of $50,000, (x) except as contemplated by this Agreement or the TMOL Business Agreement, any material agreement (or material arrangement to be in place following the Effective Time) involving both (a) any of USA or any of its affiliates and (b) TMOL, (xi) any contracts that relate to corporate governance, the voting or transfer of any equity securities of such party, the registration of any securities of such party under the Securities Act or that grant any redemption or preemptive rights or (xii) any other agreement, contract or commitment that involves $50,000 or more or is not cancelable without penalty within thirty (30) days (collectively, the "TMOL CONTRACTS"). TMOL has delivered or otherwise made available to City true, correct and complete copies of the TMOL Contracts, together with all amendments, modifications and supplements thereto and all side letters to which TMOL is a party affecting the obligations of any party thereunder. TMOL is not, and to the knowledge of TMOL or USA neither is any other party, in violation of or in default (with or without notice or lapse of time, or both) under any material lease, permit, concession, franchise, license or any other material contract, commitment, agreement, arrangement, obligation or understanding to which TMOL is a party or affecting the Online Revenue Rights or by which TMOL or any of its properties or assets is bound, except for any such violations or defaults that could not reasonably be expected to, individually or in the aggregate, (i) prevent or materially delay consummation of any of the transactions contemplated hereby or (ii) have a USA Material Effect.

          (b) For purposes of this Agreement, a "VENUE AGREEMENT" means a contract, agreement or arrangement to which any of USA, TMOL or any affiliate of either of them is a party (each, a "DISTRIBUTOR"), relating to any rights any such Distributor has to sell, enable the sale of, or distribute tickets for live events or performances and impose any fees or charges (collectively "FEES," which shall include, without limitation, convenience charges, handling charges, inside charges and credit card purchase charges) in connection therewith to the counterparty and/or ticket purchaser ("TICKET DISTRIBUTION"). Under each Venue Agreement, the Distributor that is a party thereto has all rights necessary to permit and enable it to engage in, and derive revenue from, Ticket Distribution on-line over the Internet for the events and performances that are the subject of such Venue Agreement (individually and collectively, the "ONLINE REVENUE RIGHTS"). The terms of the Online Revenue Rights in each Venue Agreement (including without limitation the amount of all Fees) are no less favorable to the Distributor than the terms of the Venue Agreements pertaining to Ticket Distribution conducted by telephone. Without limiting the foregoing, under each Venue Agreement, the Distributor that is a party thereto has the right to apply the customer convenience charges, the handling charges, any inside charges and any credit card purchase charges for Ticket Distribution online in the amounts no less than the amounts specified in such agreements for Ticket Distribution conducted by telephone. The execution and delivery of this Agreement and the TMOL Business Agreement do not, and the consummation of the transactions contemplated by this Agreement and the TMOL Business Agreement and compliance with the provisions of this Agreement and the TMOL Business Agreement will not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, acceleration of any obligation or to loss or impairment of a benefit or require any consent, approval or authorization under, or result in the creation of any Liens upon any of the properties or assets of any Distributor, under any provision of any Venue Agreement, except as could not reasonably be expected to have a USA Material Effect.

     The line items entitled "Convenience Charges" and "S&H Revenue-Tickets" included in the TMOL statement of operations that is included in the TMOL Pro Forma Financial Statements are comprised only of revenues recognized by Distributors from Ticket Distribution on-line over the Internet under the Venue Agreements; and if such revenue were to be generated by a Distributor following the Effective time, then, under the TMOL Business Agreement, all such revenue would be treated as revenue of TMOL. The line items entitled "Convenience Charges" and "S&H Revenue-Tickets" included in the statement of operations that is included in the TMOL Financial Statements are comprised of all "Inside Charges", "Royalties", "License Fees" and all other fees and charges, however denominated, received by Distributor in respect of Ticket Distribution online.

     With respect to a substantial majority of the Venue Agreements for major clients, there is no third party that has any right to engage in Ticket Distribution by telephone or on-line over the Internet.

     Neither USA, Ticket nor any other Distributor has transferred or permitted the transfer of any rights to any person or entity that is not majority owned and controlled by Ticket to engage in, or derive revenue from, Ticket Distribution over the Internet using the "Ticketmaster" name (or any derivation thereof) or Ticketmaster marks, and no existing contract, agreement or arrangement is in, or may in the future take, effect that would permit any person or entity that is not majority owned and controlled by Ticket to use such names or marks for such purposes. Each Distributor is majority owned and controlled by Ticket.

      3.8 Compliance With Laws. USA, Ticket, TMOL, their respective subsidiaries
          --------------------
and affiliates, and, to the knowledge of TMOL or USA, all Distributors are in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders and decrees of any Governmental Entity applicable to their businesses or operations, except for instances of possible noncompliance that individually or in the aggregate could not reasonably be expected to have a USA Material Effect. USA, Ticket, TMOL, their respective subsidiaries and each Distributor have in effect all Federal, state and local, domestic and foreign, governmental consents, approvals, orders, authorizations, certificates, filings, notices, permits, franchises, licenses and rights (collectively "PERMITS") necessary for them to own, lease or operate their properties and assets and to carry on their businesses as now conducted and there has occurred no violation of, or default under, any such Permit, except for the lack of Permits and for violations of, or defaults under, Permits which lack, violation or default individually or in the aggregate could not reasonably be expected to have a USA Material Effect. As of the date of this Agreement, neither any of the representations or warranties made by USA, Ticket and TMOL in this Agreement nor the USA Schedules, when taken together as a whole, under the circumstances in which they were made, contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make such representations, warranties and statements not misleading.

      3.9  Absence of Changes in Benefit Plans; Employment Agreements; Labor
           -----------------------------------------------------------------
Relations.  Since the TMOL Balance Sheet Date and until the date hereof, there
---------
has not been any termination, adoption, amendment or agreement to amend in any material respect by TMOL of any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock appreciation, restricted stock, stock option, phantom stock, performance, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other material plan, arrangement or understanding providing benefits to any current or former officer, director or employee of TMOL (collectively, "BENEFIT PLANS"). As of the date hereof there exist no currently binding employment, severance or termination agreements or material consulting agreements between TMOL and any current or former officer of TMOL. There are no collective bargaining or other labor union agreements to which TMOL is a party or by which it is bound. TMOL has not encountered any labor union organizing activity, nor had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts.

      3.10 ERISA Compliance.
           ----------------

           (a) Section 3.10(a) of the USA Schedules contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "TMOL PENSION PLANS"), "employee welfare benefit plans" (as defined in Section 3(l) of ERISA) and all other Benefit Plans maintained or contributed to by TMOL or any person or entity that, together with TMOL, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (a "TMOL COMMONLY CONTROLLED ENTITY") for the benefit of any current or former officers, directors or employees of TMOL. TMOL has made available to City true, complete and correct copies of (i) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (ii) the most recent annual report on Form 5500 required to be filed with the Internal Revenue Service (the "IRS") with respect to each Benefit Plan (if any such report was required),
(iii) the most recent summary plan description and all material modifications thereto for each Benefit Plan for which such summary plan description is required and (iv) each trust agreement and group annuity contract relating to any Benefit Plan. Each Benefit Plan has been administered in accordance with its terms, except where the failure to so administer could not, individually or in the aggregate, reasonably be expected to have a USA Material Effect. TMOL and all the Benefit Plans are all in compliance with applicable provisions of ERISA and the Code, except for instances of possible noncompliance that could not, individually or in the aggregate, reasonably be expected to have a USA Material Effect.

          (b) Each of the TMOL Pension Plans has been the subject of a determination letter (or its equivalent) from the IRS to the effect that such TMOL Pension Plan is qualified and exempt from United States Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter (or its equivalent) has been revoked nor has any event occurred since the date of its most recent determination letter (or its equivalent) or application therefor that would adversely affect its qualification or materially increase its costs.

          (c) Neither TMOL nor any TMOL Commonly Controlled Entity has maintained, contributed to or been obligated to contribute to any Benefit Plan that is subject to Title IV of ERISA.

          (d) Except pursuant to Section 5.15(b), no officer or employee of TMOL will be entitled to any additional compensation or benefits or any acceleration of the time of payment or vesting of any compensation or benefits under any Benefit Plan as a result of the transactions contemplated by this Agreement or any benefits under any Benefits Plan the value of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

          (e) TMOL: (i) has withheld and reported all amounts required by law or by agreement to be withheld and reported by it with respect to wages, salaries and other payments to any current or former employee, consultant or director of TMOL ("TMOL EMPLOYEES"); (ii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and
(iii) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for TMOL Employees (other than routine payments to be made in the normal course of business and consistent with past practice), except, in the case of (i) through (iii) above, for such noncompliance or liability as could not reasonably be expected to have a USA Material Effect. There are no pending, threatened or reasonably anticipated claims or actions against TMOL under any worker's compensation policy or long-term disability policy other than claims or actions for which TMOL is insured or that otherwise could not reasonably be expected to have a USA Material Effect.

      3.11 Taxes. All material tax returns, information statements and reports
           -----
("RETURNS") required to be filed with respect to TMOL or its assets or operations have been filed, and all such Returns are true and correct in all material respects (except where adequate reserves have been established therefore on the TMOL Balance Sheet). All material taxes that accrue or are payable by TMOL and each of its subsidiaries in respect of taxable periods that end on or before the Closing Date have been (on or before the Closing Date) timely paid or an adequate reserve has been established on the TMOL Balance Sheet. No deficiencies for any Taxes have been proposed, asserted or assessed against TMOL, and no requests for waivers of the time to assess any such Taxes are pending. No audit or other examination of any Return of TMOL is currently in progress, nor has TMOL or Ticket been notified of any request for such an audit or other examination. TMOL has provided or made available for inspection copies of all foreign, federal and state income and state sales and use Returns for all periods since the date of TMOL's incorporation. There are (and as of immediately following the Effective Time there will be) no liens, pledges, charges, claims, security interests or other encumbrances of any sort on the assets of TMOL relating to or attributable to Taxes. As of the Effective Time, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of TMOL that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to
Section 280G or 162 of the Code. TMOL is not a party to a Tax sharing or allocation agreement nor does TMOL owe any amount under any such agreement. TMOL will not be required to be under applicable law, included in any combined, consolidated or unitary Return with USA, Ticket or any affiliate thereof (other than City), for any period ending after the Closing Date, and TMOL has not been included on any combined, consolidated or unitary Tax Returns with any entity other than TMOL. As used in this Agreement, "Taxes" means (i) all Federal, state, local and foreign income, property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being or ceasing to be a member of an affiliated, consolidated, combined or unitary group for any period (including, without limitation, any liability under Treas. Reg. Section 1502-6 or any comparable provisions of foreign, state or local law); and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for Taxes of a predecessor entity.

         3.12  No Excess Parachute Payments. No amount that could be received
               ----------------------------
(whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of TMOL who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would be an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code). No such person is entitled to receive any additional payment from TMOL, the Surviving Corporation or any other person (a "PARACHUTE GROSS-UP PAYMENT") in the event that the excise tax of
Section 4999(a) of the Code is imposed on such person. The Board of Directors of TMOL has not granted to any officer, director or employee of TMOL any right to receive any Parachute Gross-Up Payment.

         3.13  Title to Properties.
               -------------------

               (a) TMOL has good and marketable title to, valid leasehold interests in, or valid license rights to use, all of its material properties and assets except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances that individually or in the aggregate could not reasonably be expected to have a USA Material Effect. All such material assets and properties, other than assets and properties in which TMOL has a leasehold interest, are free and clear of all Liens (other than Liens for current taxes not yet due and payable), except for Liens that individually or in the aggregate could not reasonably be expected to have a USA Material Effect.

               (b) TMOL has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, all such leases are in full force and effect, except for such noncompliance or failure to be in full force and effect as individually or in the aggregate could not reasonably be expected to have a USA Material Effect and have been made available to City.

TMOL enjoy peaceful and undisturbed possession under all such material leases, except for failures to do so that individually or in the aggregate could not reasonably be expected to have a USA Material Effect.

         3.14  Intellectual Property.
               ---------------------

               (a) TMOL owns, or has the right to use, sell or license all material intellectual property necessary or required for the conduct of its business as presently conducted and as presently contemplated (such intellectual property and the rights thereto are collectively referred to as the "TMOL IP RIGHTS").

               (b) TMOL has taken all reasonable steps necessary or appropriate (including, entering into appropriate confidentiality, nondisclosure agreements with officers, directors, subcontractors, independent contractors, full-time and part-time employees, licensees and customers) to safeguard and maintain the secrecy and confidentiality of, and the proprietary rights in, the TMOL IP Rights material to its business.

               (c) (i) Neither the manufacture, marketing, license, sale or intended use of any product or technology currently licensed or sold by TMOL violates in any material respect any license or agreement between TMOL and any third party or infringes in any material respect any proprietary right of any other party; and (ii) there is no pending or, to the knowledge of TMOL or USA, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any TMOL IP Right (other than immaterial claims in foreign countries not in the Territory (as defined in the TMOL Business Agreement)).

         3.15  Section 203 of Delaware Law Not Applicable. The Board of
               ------------------------------------------
Directors of TMOL has taken all actions within its control so that the restrictions contained in Section 203 of Delaware Law applicable to a "business combination" (as defined in such Section 203) will not apply to the execution, delivery or performance of this Agreement or to the consummation of the Merger or the other transactions contemplated by this Agreement or the Convertible Note, and, to the knowledge of USA, Ticket and TMOL, no other "fair price," moratorium," "control share acquisition," or other anti-takeover statute or similar statute or regulation applies or purports to apply to this Agreement, the Merger, the Convertible Note or the transactions contemplated hereby or thereby.

         3.16  Brokers. No broker, investment banker, financial advisor or other
               -------
person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of TMOL, Ticket or USA, except for Lazard Freres & Co., LLC, whose fees shall be paid by USA. Except for the foregoing, as of the date hereof, TMOL is not a party to any agreement obligating it to retain any investment banking firm as a financial advisor and to pay such investment banking firm a material fee for advisory services in connection with any financing or acquisition transaction.

                                  ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF CITY

         City and Merger Sub jointly and severally represent and warrant to USA, Ticket and TMOL, subject to the exceptions disclosed in writing in the disclosure letter supplied by City to USA dated as of the date hereof (the "CITY SCHEDULES"), as set forth below.

         4.1   Organization, Standing and Corporate Power. City and each of its
               ------------------------------------------
subsidiaries (including Merger Sub) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to carry on its business as now being conducted. City and each of its subsidiaries (including Merger Sub) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or be in good standing individually or in the aggregate could not reasonably be expected to have a City Material Effect. City has delivered to USA complete and correct copies of its Certificate of Incorporation and Bylaws and the certificates of incorporation and bylaws (or similar organizational documents) of each of its subsidiaries, in each case as amended to the date hereof. The shares of capital stock of each City subsidiary owned by City are owned by it free and clear of any Liens (as defined in Section 3.3) of any kind and such shares are fully paid and nonassessable.

         4.2   City Capital Structure. The authorized capital stock of City
               ----------------------
consists of 75,000,000 shares of Common Stock, $0.01 par value per share, and 15,485,788 shares of Preferred Stock $0.01 par value per share, 1,791,173 of which have been designated Series A Preferred Stock, 288,992 of which have been designated Series B Preferred Stock, 3,261,024 of which have been designated Series C Preferred Stock, 4,430,313 of which have been designated Series D Preferred Stock and 5,714,286 of which have been designated Series E Preferred Stock. As of the date hereof, 10,034,775 shares of Common Stock of City are issued and outstanding, 1,791,173 shares of Series A Preferred Stock are issued and outstanding, 288,992 shares of Series B Preferred Stock are issued and outstanding, 3,261,024 shares of Series C Preferred Stock are issued and outstanding, 4,430,313 shares of Series D Preferred Stock are issued and outstanding and 5,714,286 shares of Series E Preferred Stock are issued and outstanding. As of the date hereof, City had reserved an aggregate of 5,500,000 shares of City Common Stock, net of exercises, for issuance to employees, consultants and non-employee directors pursuant to the City 1996 Stock Option Plan, under which options were outstanding for an aggregate of 3,924,322 shares. As of the date hereof, assuming conversion of all City Preferred Stock and exercise of all outstanding options and warrants to acquire City Common Stock, calculated on the treasury method assuming a fair market value of City Common Stock of $8.67 per share, there are outstanding 27,523,750 shares of City Common Stock. Except as set forth above, on the date hereof, no shares of capital stock or other voting securities of City were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of City are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of City having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of City may vote. Except as set forth above, there are no securities, options, warrants, calls, rights, contracts, commitments, agreements, arrangements, obligations or undertakings of any kind to which City or any of its subsidiaries is a party, or by which City or any of its subsidiaries is bound, obligating City or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of City or any of its subsidiaries or securities convertible or exchangeable thereafter or obligating City or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, contract, commitment, agreement, arrangement, obligation or undertaking. There are not any outstanding contractual obligations (i) requiring City or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of City or
(ii) requiring City to vote or to dispose of any shares of the capital stock of any of its subsidiaries. Except as set forth in the Sixth Amended and Restated Stockholders' Agreement, dated as of May 20, 1998, among City and certain of its stockholders (the "STOCKHOLDERS' AGREEMENT"), City is not a party to or bound by any agreement requiring it to register shares of its capital stock under the Securities Act. Upon the Closing and assuming that City obtains the requisite stockholder vote as contemplated by Section 5.2 of this Agreement, the Stockholders' Agreement and all rights and obligations (other than Section 6 and Sections 11.2, 11.4, 11.5, 11.6, 11.7, 11.8, 11.9 and 11.11) thereunder will terminate.

         4.3   Authority/Noncontravention. Each of City and Merger Sub has the
               --------------------------
requisite corporate power and authority to execute and deliver this Agreement and, subject to the approval and adoption of this Agreement and approval of the Merger by City's stockholders, to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by City and Merger Sub and the consummation by City and Merger Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of City and Merger Sub and no other corporate proceedings on the part of City and Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, subject, in each case, to the approval and adoption of this Agreement and approval of the Merger by City's stockholders. This Agreement has been duly executed and delivered by City and Merger Sub and constitutes a valid and binding obligation of City and Merger Sub, enforceable against City and Merger Sub in accordance with its terms. The execution and delivery of this Agreement do not, and subject to receipt of the approval and adoption of this Agreement and approval of the Merger by City's stockholders, the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit or require any consent, approval or authorization under, or result in any Liens upon any of the properties or assets of City or Merger Sub, under, any provision of (a) the Certificate of Incorporation or Bylaws of City or Merger Sub or the certificates of incorporation or bylaws (or similar organizational documents) of any of their respective subsidiaries, (b) any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease or other material contract, commitment, agreement, arrangement, obligation, undertaking, instrument, permit, concession, franchise or license applicable to City or Merger Sub or any of their respective subsidiaries or its properties or assets or (c) assuming the truth and accuracy of the representations and warranties of USA, Ticket and TMOL herein, any statute, law, ordinance, rule or regulation or judgment, order or decree, in each case, applicable to City or Merger Sub or any of their respective subsidiaries or their respective properties or assets, other than, in the case of clauses (b) and (c), any such conflicts, violations, defaults, rights or Liens or other occurrences that individually or in the aggregate could not reasonably be expected to have a City Material Effect. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to City or Merger Sub or any of their respective subsidiaries in connection with the execution and delivery of this Agreement by City or the consummation by City of the Merger or the other transactions contemplated by this Agreement, except for (a) the filing of the Certificate of Merger with the Delaware Secretary of State, (b) compliance with and filings under, any applicable requirements of the Securities Act or the Exchange Act in connection with the Merger, (c) such consents, approvals, orders, authorizations, registrations, declarations or filings as may be required under the HSR Act and
(d) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made, individually or in the aggregate, could not reasonably be expected to (i) have a City Material Effect or (ii) prevent or materially delay any of the transactions contemplated by this Agreement.

         4.4   Financial Statements; No Undisclosed Liabilities.
               ------------------------------------------------

               (a) The audited balance sheet of City as of December 31, 1997 and the related audited statements of operations, stockholders' equity and cash flows for the period from January 1, 1997 through December 31, 1997, together with the unaudited balance sheet of City (the "CITY BALANCE SHEET") as of June 30, 1998 (the "CITY BALANCE SHEET DATE") and the related unaudited statements of operations, stockholders' equity and cash flows for the six month period ending June 30, 1998 (collectively, including the related notes and schedules thereto, the "CITY FINANCIAL STATEMENTS") are in accordance with the books and records of City and are complete and correct in all material respects, have each been prepared in accordance with GAAP in conformity with the practices consistently applied by City throughout the periods involved and present fairly the financial position, results of operations and cash flows of City as of the dates and for the periods specified. True and complete copies of the City Financial Statements have previously been supplied to USA.

               (b) As of the City Balance Sheet Date, City did not have any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due or asserted or unasserted), which were not fully reflected in, reserved against or otherwise described in the City Balance Sheet. Since the City Balance Sheet Date, City has not incurred any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due or asserted or unasserted), other than those incurred in the ordinary course of business consistent with past practice.

         4.5   Absence of Certain Changes or Events. Since the City Balance
               ------------------------------------
Sheet Date and until the date hereof, City and its subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice, and there has not been (a) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) with respect to any of City's or any of its subsidiaries' capital stock, (b) any split, combination, reclassification or repurchase of any of City's or any of its subsidiaries' capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of City's or any of its subsidiaries' capital stock, (c) (i) any granting by City or any of its subsidiaries to any officer of City or any of its subsidiaries of any increase in compensation, except in the ordinary course of business consistent with past practice, (ii) any granting by City or any of its subsidiaries to any officer of City or any of its subsidiaries of any increase in severance or termination pay, or (iii) any entry by City or any of its subsidiaries into (A) any currently effective employment, severance, termination or indemnification agreement, or consulting agreement (other than in the ordinary course of business consistent with past practice), with any current or former officer, director, employee or consultant or (B) any agreement with any current or former officer, director, employee or consultant the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving City of the nature contemplated by this Agreement, (d) any material damage, destruction or loss, whether or not covered by insurance, (e) any material change in accounting methods, principles or practices by City, except insofar as may have been required by a change in GAAP or (f) any material tax election by City.

         4.6   Litigation. There is no suit, claim, action, proceeding or, to
               ----------
the knowledge of City, investigation, pending or, to the knowledge of City, threatened, against or affecting City, nor is there any judgment, order, decree or injunction of any Governmental Entity or arbitrator outstanding against, or, to the knowledge of City, investigation by any Governmental Entity involving City except for such suits, claims, actions, proceedings, investigations, judgments, orders, decrees, or injunctions which, individually and in the aggregate, could not reasonably be expected to (a) have a City Material Effect or (b) prevent or materially delay any of the transactions contemplated by this Agreement.

         4.7   Contracts. Except as has been filed by City with the SEC, as of
               ---------
the date hereof, neither City, nor any subsidiary thereof, is a party to, nor are any of their properties or assets bound by, any contract required to be filed with any filing made by City with the SEC by Item 601(10) of Regulation S-K promulgated under the Securities Act. Neither City nor any of its subsidiaries is, nor to the knowledge of City is any other party, in violation of or in default (with or without notice or lapse of time, or both) under any such filed contract, except for any such violations or defaults that could not reasonably be expected to, individually or in the aggregate, (i) prevent or materially delay consummation of any of the transactions contemplated hereby or (ii) have a City Material Effect.

         4.8   Compliance With Laws. City and its subsidiaries are in compliance
               --------------------
with all statutes, laws, ordinances, rules, regulations, judgments, orders and decrees of any Governmental Entity applicable to their businesses or operations, except for instances of possible noncompliance that individually or in the aggregate could not reasonably be expected to have a City Material Effect. City and its subsidiaries have in effect all Permits necessary for them to own, lease or operate their properties and assets and to carry on their businesses as now conducted and there has occurred no violation of, or default under, any such Permit, except for the lack of Permits and for violations of, or defaults under, Permits which lack, violation or default individually or in the aggregate could not reasonably be expected to have a City Material Effect. As of the date of this Agreement, neither any of the representations or warranties made by City in this Agreement nor the statements made in the City Schedules, when taken together as a whole, under the circumstances in which they were made, contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained in such representations, warranties and statements not misleading. As of the date of this Agreement, the statements made in the S-1 Registration Statement filed by City with the SEC, as amended, when taken together as a whole, under the circumstances in which they were made, do not contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements contained therein not misleading (it being understood that City will not consummate the public offering or effect the amendments to its Certificate of Incorporation contemplated by such Registration Statement).

         4.9   Absence of Changes in Benefit Plans; Employment Agreements; Labor
               -----------------------------------------------------------------
Relations. Since the City Balance Sheet Date and until the date hereof, there
---------
has not been any termination, adoption, amendment or agreement to amend in any material respect by City or any of its subsidiaries of any material Benefit Plan. As of the date hereof there exist no currently binding employment, severance or termination agreements or material consulting agreements between City or any of its subsidiaries and any current or former officer of City or any of its subsidiaries. There are no collective bargaining or other labor union agreements to which City or any of its subsidiaries is a party or by which it is bound. Neither City nor any of its subsidiaries has encountered any labor union organizing activity, nor had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts.

         4.10  ERISA Compliance.
               ----------------

               (a) Section 4.10(a) of the City Schedules contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of ERISA) (sometimes referred to herein as "CITY PENSION PLANS"), "employee welfare benefit plans" (as defined in Section 3(l) of ERISA) and all other Benefit Plans maintained or contributed to by City or any of its subsidiaries or any person or entity that, together with City or any of its subsidiaries, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (a "CITY COMMONLY CONTROLLED ENTITY") for the benefit of any current or former officers, directors or employees of City or any of its subsidiaries. City has made available to USA true, complete and correct copies of (i) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (ii) the most recent annual report on Form 5500 required to be filed with the Internal Revenue Service (the "IRS") with respect to each Benefit Plan (if any such report was required), (iii) the most recent summary plan description and all material modifications thereto for each Benefit Plan for which such summary plan description is required and (iv) each trust agreement and group annuity contract relating to any Benefit Plan. Each Benefit Plan has been administered in accordance with its terms, except where the failure to so administer could not, individually or in the aggregate, reasonably be expected to have a City Material Effect. City and its subsidiaries and all the Benefit Plans are all in compliance with applicable provisions of ERISA and the Code, except for instances of possible noncompliance that could not, individually or in the aggregate, reasonably be expected to have a City Material Effect.

               (b) Each of the City Pension Plans has been the subject of a determination letter (or its equivalent) from the IRS to the effect that such City Pension Plan is qualified and exempt from United States Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter (or its equivalent) has been revoked nor has any event occurred since the date of its most recent determination letter (or its equivalent) or application therefor that would adversely affect its qualification or materially increase its costs.

               (c) Neither City nor any City Commonly Controlled Entity has maintained, contributed to or been obligated to contribute to any Benefit Plan that is subject to Title IV of ERISA.

               (d) No officer or employee of City or any of its subsidiaries will be entitled to any additional compensation or benefits or any acceleration of the time of payment or vesting of any compensation or benefits under any Benefit Plan as a result of the transactions contemplated by this Agreement or any benefits under any Benefits Plan the value of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

               (e) City: (i) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to any current or former employee, consultant or director of City ("CITY EMPLOYEES"); (ii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iii) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for City Employees (other than routine payments to be made in the normal course of business and consistent with past practice), except, in the case of (i) through (iii) above, for such noncompliance or liability as could not reasonably be expected to have a City Material Effect. There are no pending, threatened or reasonably anticipated claims or actions against City under any worker's compensation policy or long-term disability policy.

         4.11  Taxes. City and each of its subsidiaries have filed all material
               -----
Returns required to be filed by it and all such Returns are true and correct in all material respects (except where adequate reserves have been established therefore on the City Balance Sheet). All Taxes that accrue or are payable by City and each of its subsidiaries in respect of taxable periods that end on or before the Closing Date have been (on or before the Closing Date) timely paid or an adequate reserve has been established on the City Balance Sheet. The most recent financial statements, dated June 30, 1998, (a true, correct complete copy of which has been delivered to TMOL by City) reflect an adequate reserve for all Taxes payable by City and each of its subsidiaries for all taxable periods and portions thereof through the date of such financial statements and no liabilities for Taxes have been incurred since the date of such financial statements except in the ordinary course of business. No deficiencies for any Taxes have been proposed, asserted or assessed against City or any of its subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending. No audit or other examination of any Return of City is currently in progress, nor has City been notified of any request for such an audit or other examination. City has provided or made available for inspection copies of all foreign, federal and state income and state sales and use Tax Returns for all periods since the date of City's incorporation. There are (and as of immediately following the Effective Date there will be) no liens, pledges, charges, claims, security interests or other encumbrances of any sort on the assets of City relating to or attributable to Taxes. As of the Effective Time, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of City that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code. City is not a party to a tax sharing or allocation agreement nor does City owe any amount under any such agreement.

         4.12  No Excess Parachute Payments. No amount that could be received
               ----------------------------
(whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of City who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would be an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code). No such person is entitled to receive any Parachute Gross-Up Payment from City, the Surviving Corporation or any other person in the event that the excise tax of Section 4999(a) of the Code is imposed on such person. The Board of Directors of City has not granted to any officer, director or employee of City any right to receive any Parachute Gross-Up Payment.

         4.13  Title to Properties.
               -------------------

               (a) City and each of its subsidiaries has good and marketable title to, valid leasehold interests in, or valid license rights to use all of its material properties and assets except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances that individually or in the aggregate could not reasonably be expected to have a City Material Effect. All such material assets and properties, other than assets and properties in which City or any of its subsidiaries has a leasehold interest, are free and clear of all Liens (other than Liens for current taxes not yet due and payable), except for Liens that individually or in the aggregate could not reasonably be expected to have a City Material Effect.

               (b) Each of City and its subsidiaries has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, all such leases are in full force and effect, except for such noncompliance or failure to be in full force and effect as individually or in the aggregate could not reasonably be expected to have a City Material Effect and have been made available to USA. City and its subsidiaries enjoy peaceful and undisturbed possession under all such material leases, except for failures to do so that individually or in the aggregate could not reasonably be expected to have a City Material Effect.

         4.14  Intellectual Property.
               ---------------------

               (a) City and its subsidiaries own, or have the right to use, sell or license all material intellectual property necessary or required for the conduct of their respective businesses as presently conducted and as presently contemplated (such intellectual property and the rights thereto are collectively referred to as the "CITY IP RIGHTS").

               (b) City and its subsidiaries have taken all reasonable steps necessary or appropriate (including, entering into appropriate confidentiality, nondisclosure agreements with officers, directors, subcontractors, independent contractors, full-time and part-time employees, licensees and customers) to safeguard and maintain the secrecy and confidentiality of, and the proprietary rights in, the City IP Rights material to their business.

               (c) (i) Neither the manufacture, marketing, license, sale or intended use of any product or technology currently licensed or sold by City or any of its subsidiaries violates in any material respect any license or agreement between City or any of its subsidiaries and any third party or infringes in any material respect any proprietary right of any other party; and (ii) there is no pending or, to the knowledge of City, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any City IP Right.

         4.15  Section 203 of Delaware Law Not Applicable. The Board of
               ------------------------------------------
Directors of City has taken all actions so that the restrictions contained in
Section 203 of Delaware Law applicable to a "business combination" (as defined in such Section 203) will not apply to the execution, delivery or performance of this Agreement or to the consummation of the Merger or the other transactions contemplated by this Agreement or the Convertible Note, and, to the knowledge of City, no other "fair price," moratorium," "control share acquisition," or other anti-takeover statute or similar statute or regulation applies or purports to apply to this Agreement, the Merger, the Convertible Note or the transactions contemplated hereby or thereby.

         4.16  Brokers. No broker, investment banker, financial advisor or other
               -------
person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of City, except for NationsBanc Montgomery Securities, Inc. Except for the foregoing, as of the date hereof, City is not a party to any agreement obligating it to retain any investment banking firm as a financial advisor and to pay such investment banking firm a material fee for advisory services in connection with any financing or acquisition transaction.

         4.17  Merger Sub. Merger Sub was incorporated for the purpose of
               ----------
consummating the Merger (or another merger transaction) and has conducted no business of any kind whatsoever.


                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

         5.1   Conduct of Business. During the period from the date of this
               -------------------
Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, each of TMOL (which for the purposes of this Article V shall include TMOL and USA and Ticket with respect to any assets that are used for the conduct of the business of TMOL or exploitation of Online Revenue Rights) and City (which for the purposes of this Article V shall include City and each of its subsidiaries) agree, except (i) in the case of TMOL as provided in Article V of the USA Schedules and in the case of City as provided in Article V of the City Schedules, or (ii) to the extent that the other of them shall otherwise consent in writing, to carry on its business diligently and in accordance with good commercial practice and to carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings. In addition, each of TMOL and City will promptly notify the other of any material event involving its business or operations.

Furthermore, TMOL and City agree that during the period prior to the Effective Time their respective senior management groups will participate in informational meetings on a regular basis, at such time and place as shall be mutually agreeable. No information or knowledge obtained in any investigation will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

         In addition, except as permitted by the terms of this Agreement, and except in the case of TMOL as provided in Article V of the USA Schedules, and except in the case of City as provided in Article V of the City Schedules, without the prior written consent of the other, neither TMOL nor City shall do any of the following, and City shall not permit its subsidiaries to do any of the following:

               (a) Waive any stock repurchase rights (other than as may be consistent with past practices), accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant or director stock plans or authorize cash payments in exchange for any options granted under any of such plans;

               (b) Grant any severance or termination pay to any officer or employee except payments in amounts consistent with policies and past practices or pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing to the other, or adopt any new severance plan;

               (c) Transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the (i) TMOL IP Rights or the Online Revenue Rights or (ii) the City IP Rights, as the case may be, or enter into grants to future patent rights;

               (d) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

               (e) Repurchase or otherwise acquire, directly or indirectly, any shares of capital stock except pursuant to rights of repurchase of any such shares under any employee, consultant or director stock plan existing on the date hereof;

               (f) Issue, deliver, sell, authorize or propose the issuance, delivery or sale of, any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than (i) the issuance of shares of City Common Stock pursuant to the exercise of stock options or warrants therefor outstanding, as of the date of this Agreement, (ii) options to purchase up to 200,000 shares of City Common Stock by City with regard to the hiring of a Vice President of Engineering (or similar employee), up to 100,000 additional shares of City Common Stock by City to employees and such additional amounts by City to which TMOL shall be required to consent (which consent shall not be unreasonably withheld) or up to such number of shares of TMOL Common Stock as would equal, when exchanged in the Merger pursuant to the Exchange Ratio, 300,000 shares of City Common Stock by TMOL to be granted at fair market value with four year vesting and a one year cliff and, in the case of City, in the ordinary course of business, consistent with past practice, and, in the case of City, in accordance with stock option plans existing on the date hereof, and for which neither City nor TMOL will be required under GAAP to record an accounting charge as a result of the grant or vesting of such options, or (iii) shares of City Common Stock issuable upon the exercise of the options referred to in clause (ii);

               (g) Cause, permit or propose any amendments to any charter document or bylaw (or similar governing instruments of any subsidiaries);

               (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership interest, association or other business organization or division thereof, or other wise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of TMOL or City, as the case may be, or enter into any material joint ventures, strategic partnerships or alliances;

               (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the business of TMOL or City, as the case may be, except in the ordinary course of business consistent with past practice;

               (j) Incur any indebtedness for borrowed money (other than ordinary course trade payables or pursuant to existing credit facilities in the ordinary course of business) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire debt securities of TMOL or City, as the case may be, or guarantee any debt securities of others;

               (k) Adopt or amend any employee benefit or employee stock purchase or employee option plan, or enter into any employment contract, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its officers or employees other than in the ordinary course of business, consistent with past practice, or change in any material respect any management policies or procedures;

               (l) Pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business;

               (m)  Make any grant of exclusive rights to any third party;

               (n) in the case of TMOL, enter into or modify any contract or new arrangement with USA or any affiliate thereof or terminate any contract or arrangement (including, without limitation, the TMOL Business Agreement);

               (o) make any change in accounting methods, principles or practices, except as may be required by GAAP;

               (p) knowingly take any other action which would cause any of the conditions set forth in Article VI not to be satisfied;

               (q) make or agree to make any material capital expenditures outside the ordinary course of business;

               (r) Agree in writing or otherwise to take any of the actions described in Section 5.1(a) through (q) above.

         In addition, USA covenants that it shall cause TMOL and Ticket to comply with all covenants herein and shall not, and shall cause TMOL, Ticket and each of USA's affiliates not, to transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the TMOL IP Rights or the Online Revenue Rights. USA acknowledges and agrees that any breach by TMOL of any covenant set forth in this Section 5.1 shall constitute a breach hereof by USA.

         5.2   City Stockholder Vote. City shall take all actions necessary to
               ---------------------
submit, as promptly as practicable after the date hereof, this Agreement and the transactions contemplated hereby, including, without limitation, the Merger, to its stockholders for approval and adoption, by a vote at a duly called stockholders meeting or by written consent, as provided by applicable law and City's Certificate of Incorporation and Bylaws. In connection therewith, the parties hereto shall cooperate to prepare and deliver to City's stockholders such information as City shall reasonably require. Each party hereto represents and warrants that none of the information supplied or to be supplied by it specifically for inclusion or incorporation by reference in the information delivered to City's stockholders relating to the approval and adoption of this Agreement and approval of the Merger will (except to the extent revised or superseded by amendments or supplements contemplated hereby), at the date it is first mailed to City's stockholders or at the time of any meeting of City's stockholders to consider approval and adoption of this Agreement and approval of the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. City agrees to use its reasonable efforts to cause its stockholders to approve this Agreement and the Merger and the other transactions contemplated by this Agreement.

         5.3   Restrictions on Transfer. Each certificate representing City
               ------------------------
Common Stock issued in the Merger, and any shares issued or issuable in respect of any such shares upon any stock split, stock dividend, recapitalization, or similar event, shall be stamped or otherwise imprinted with restrictive legends as set forth below:

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL

         SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT
         REQUIRED."

         5.4   Confidentiality; Access to Information.
               --------------------------------------

               (a) USA, Ticket and TMOL hereby agree to treat any nonpublic information concerning City (whether prepared by City, its advisors or otherwise and irrespective of the form of communication) which is furnished hereunder to them or to their directors, officers, employees, agents or advisors (including, without limitation, attorneys, accountants, consultants, bankers and financial advisors) (collectively, "REPRESENTATIVES") now or in the future by or on behalf of City (herein collectively referred to as the "EVALUATION MATERIAL") in accordance with the provisions below, and to take or abstain from taking certain other actions hereinafter set forth. The term "Evaluation Material" also shall be deemed to include all notes, analyses, compilations, studies, interpretations or other documents prepared by City or its Representatives which contain, reflect or are based upon, in whole or in part, the information furnished by City or its Representatives pursuant hereto which is not available to the general public. The term "Evaluation Material" does not include information which (i) is or becomes generally available to the public other than as a result of a breach of this Agreement by USA, Ticket or TMOL or their Representatives,
(ii) was within their possession prior to its being furnished to them by or on behalf of City, provided that the source of such information was not known by them to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to City, (iii) is or becomes available to them on a non-confidential basis from a source other than City or any of its Representatives, provided that such source was not known by them to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to City or any other party with respect to such information or (iv) is independently developed by them without use of Evaluation Material.

               (b) USA, Ticket and TMOL hereby agree that they and their Representatives shall use City's Evaluation Material solely for the purpose of evaluating the transactions contemplated hereby, and that City's Evaluation Material will be kept confidential and they and their Representatives will not disclose or use for purposes other than the evaluation of the transactions contemplated hereby any of City's Evaluation Material in any manner whatsoever.

               (c) Each party will afford the other party and such other party's accountants, counsel and other representatives reasonable access during normal business hours to its properties, books, agreements, records and personnel during the period prior to the Effective Time to obtain all information concerning its business, including the status of product development and license efforts, properties, results of operations and personnel, as such other party may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 5.4 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

         5.5   No Solicitation.
               ---------------

               (a)  Restrictions on TMOL. From and after the date of this
                    --------------------
Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to its terms, USA, TMOL and their respective subsidiaries shall not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, (i) solicit or encourage submission of, any proposals or offers by any person, entity or group (other than City and its affiliates, agents and representatives), or (ii) participate in any discussions or negotiations with, or disclose any nonpublic information concerning TMOL, USA or any of their respective subsidiaries to, or afford any access to the properties, books or records of TMOL, USA or any of their respective subsidiaries to, or otherwise assist or facilitate, or enter into any agreement or understanding with, any person, entity or group (other than City and its affiliates, agents and representatives), in connection with any Acquisition Proposal with respect to TMOL.

         For the purposes of this Agreement, an "ACQUISITION PROPOSAL" with respect to an entity means any proposal or offer relating to (i) any merger, consolidation, sale of substantial assets or similar transactions involving the entity or any subsidiaries of the entity (or, in the case of TMOL, any affiliate of USA with assets used in the conduct of TMOL's business or exploitation of the Online Revenue Rights) (other than sales or licenses of assets or inventory in the ordinary course of business or as permitted under the terms of this Agreement), (ii) sale of 10% or more of the then outstanding shares of capital stock of the entity (or, in the case of TMOL, any affiliate of USA with assets used in the conduct of TMOL's business or the exploitation of the Online Revenue Rights) (including, without limitation, by way of a tender offer or an exchange offer), (iii) the acquisition by any person of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) which beneficially owns, or has the right to acquire beneficial ownership of, 15% or more of the then outstanding shares of capital stock of the entity (or, in the case of TMOL, any affiliate of USA with assets used in the conduct of TMOL's business or exploitation of the Online Revenue Rights); or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. TMOL and USA will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. TMOL and USA will (i) notify City as promptly as practicable if any inquiry or proposal is made or any information or access is requested in writing in connection with an Acquisition Proposal or potential Acquisition Proposal and (ii) as promptly as practicable notify City of the identity of the potential bidder and the significant terms and conditions of any such Acquisition Proposal. In addition, from and after the date of this Agreement until the earlier of the Effective Time and termination of this Agreement pursuant to its terms, TMOL, USA and their respective subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than City).

               (b) Restrictions on City. From and after the date of this Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to its terms, City and its subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, (i) solicit or encourage submission of, any proposals or offers by any person, entity or group (other than TMOL and its affiliates, agents and representatives), or (ii) participate in any discussions or negotiations with, or disclose any nonpublic information concerning City or any of its subsidiaries to, or afford any access to the properties, books or records of City or any of its subsidiaries to, or otherwise assist or facilitate, or enter into any agreement or understanding with, any person, entity or group (other than TMOL and its affiliates, agents and representatives), in connection with any Acquisition Proposal with respect to City. City will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. City will (i) notify TMOL as promptly as practicable if any inquiry or proposal is made or any information or access is requested in writing in connection with an Acquisition Proposal or potential Acquisition Proposal and (ii) as promptly as practicable notify TMOL of the identity of the potential bidder and the significant terms and conditions of any such Acquisition Proposal. In addition, from and after the date of this Agreement until the earlier of the Effective Time and termination of this Agreement pursuant to its terms, City and its subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than TMOL).

         5.6   Public Disclosure. City, TMOL, Ticket, and USA will use
               -----------------
commercially reasonable efforts to consult with each other, and to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law.

         5.7   Tax Free Reorganization. Each of the parties hereto agrees not to
               -----------------------
take any action either prior to or after the Effective Time that would reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under Section 368 of the Code.

         5.8   Commercially Reasonable Efforts; Regulatory Filings;
               ---------------------------------------------------
Notification.
- ------------

               (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto agrees to use commercially reasonable efforts to take, or cause to be taken, such actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, such things as are necessary, proper or advisable to consummate and make effective, as expeditiously as reasonably practicable, the Merger and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of such reasonable acts as are necessary to cause the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of such reason-able steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, each of the parties hereto and its respective Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement, use commercially reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement and the transactions contemplated hereby. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require City or TMOL or any subsidiary or affiliate thereof to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock. If and to the extent City is contractually required to incur indebtedness for borrowed money convertible into its equity securities (other than the Convertible Note) as a result of the issuance of the Convertible Note, City will take all action required to provide the holder of the Convertible Note the intended benefits of its investment (it being understood that the covenant in this sentence shall survive termination of this Agreement).

          (b) As soon as may be reasonably practicable, the parties hereto shall file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "DOJ") Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as any comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdictions, as agreed to by the parties. The parties hereto shall promptly (i) supply each other with any information which may be required in order to effectuate such filings and (ii) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate.

          (c) USA, Ticket and TMOL shall give prompt notice to City of any representation or warranty made by USA, Ticket or TMOL contained in this Agreement becoming untrue or inaccurate, or any failure of USA, Ticket or TMOL to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 6.3 would not be satisfied, provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

          (d) City and Merger Sub shall give prompt notice to USA of any representation or warranty made by City or Merger Sub contained in this Agreement becoming untrue or inaccurate, or any failure of City or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in
Section 6.2 would not be satisfied, provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

          (e) USA, Ticket and TMOL shall take all action required to ensure that immediately following the Effective Time and thereafter, the Surviving Corporation shall possess all Online Revenue Rights without any additional cost to the Surviving Corporation and free and clear of all Liens.

     5.9  Convertible Note. Concurrently with the execution of this Agreement,
          ----------------
USA shall wire transfer $50,000,000 to City to the account previously designated by City against delivery by City of the Convertible Note.

     5.10  Agreement to Vote Shares. At every meeting of the stockholders of
           ------------------------
City called with respect to approval of the adoption of this Agreement and/or approval of the Merger, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of City with respect to such matter, USA and each affiliate thereof shall cause the shares of City capital stock held or beneficially owned by it to be voted in favor of approval of adoption of this Agreement and approval of the Merger and all other transactions contemplated by this Agreement. In addition, USA will take all voting action within its power to ensure that all outstanding shares of City Series E Preferred Stock are converted to Common Stock in connection with the Merger prior to the Effective Time and that the Stockholders' Agreement is terminated as required by Section 6.2(d) hereof.

     5.11 Corporate Governance Matters.
          ----------------------------

          (a)  Management of Combined Company: Until his successor shall be duly
               ------------------------------
appointed and qualified, Charles Conn will be Chief Executive Officer of the Combined Company following the Merger. Until his successor shall be duly appointed and qualified, Alan Citron will become the Chairman of the Board of the Combined Company following the Merger. Following the Merger, the Chief Financial Officer of the Combined Company will be appointed and approved by the Board of the Combined Company in accordance with the terms hereof.

          (b)  Nomination of Directors: The Combined Company Board will be
               -----------------------
governed by a Board of Directors consisting of twelve members. The number of directors may not be increased or decreased without approval of a majority of the City Directors (as defined below) then in office. At any election of directors of the Combined Company the members of the Board of Directors shall be nominated as follows: (i) USA shall have the right to nominate six directors of the Combined Company (each, a "USA Director"); (ii) the holders of City Common Stock other than USA, Ticket, any of their respective affiliates and any transferees of shares of City Common Stock previously held by USA, Ticket or any of their respective affiliates ("USA City Shares"), shall have the right to nominate four directors of the Combined Company (each, a "City Director"); and
(iii) the USA Directors and the City Directors shall each (as a separate group) have the right to nominate one independent director of the Combined Company who shall not be affiliated with USA or Ticket (each, an "INDEPENDENT DIRECTOR"), provided,
--------
that for the initial election of directors to be effective at the Effective
----
Time, one independent directorship shall be filled by each of the USA Directors and the City Directors (as a separate group) and provided further that the USA
                                                 -------- -------
Directors shall consult with the City Directors in connection with nominating the Independent Director nominated by them (the "USA INDEPENDENT DIRECTOR") and the City Directors shall consult with the USA Directors in nominating the Independent Director nominated by them (the "CITY INDEPENDENT DIRECTOR"). With respect to the nomination of individuals to serve as the City Directors (each a "CITY NOMINEE"), votes for such nomination shall be cast and tallied on a cumulative basis (with each share of Common Stock, regardless of the voting rights attached thereto, deemed to have one vote per share for such purpose) and the City Nominees shall be those four individuals (or fewer if a fewer number of City Directors are to be elected) in favor of whom the highest number of votes are cast. If a vacancy occurs or exists on the Board of Directors at any time, including but not limited to a vacancy because of the death, disability, retirement, resignation or removal of any director for cause or otherwise, then:
(A) with respect to a vacancy created by a USA Director or the USA Independent Director, the remaining USA Directors shall have the sole right to fill such vacancy; and (B) with respect to a vacancy created by a City Director or the City Independent Director, the remaining City Directors shall have the sole right to fill such vacancy (with each of the Independent Directors remaining subject to consultation with the appropriate directors as provided herein). In addition, unless the Board of Directors objects, the Company will invite Charles Conn and Thomas Layton to attend meetings of the Board of Directors in a nonvoting observer capacity. Upon the earliest to occur of (X) the exercise of the Put (as such term is defined in Section 5.13 below), (Y) the expiration of the Third Put (as such term is defined in Section 5.13 below), and (Z) the consummation of a Qualified IPO, if the holders of City Common Stock (other than USA City Shares) as of immediately prior to the Effective Time ("ORIGINAL CITY HOLDERS") dispose of their shares to persons other than Original City Holders or their affiliates or to USAi pursuant to the Offer, then the number of City Directors shall be reduced (and the number of directors shall be accordingly reduced) as follows: (i) if more than 25% of the shares of City Common Stock held by Original City Holders as of the Effective Time are so disposed, the number of City Directors shall be reduced to three; (ii) if more than 50% of the shares of City Common Stock held by Original City Holders as of the Effective Time are so disposed, the number of City Directors shall be reduced to two;
(iii) if more than 75% of the shares of City Common Stock held by Original City Holders as of the Effective Time are so disposed, the number of City Directors shall be reduced to one; and (iv) if more than 80% of the shares of City Common Stock held by Original City Holders as of the Effective Time are so disposed, then the Original City Holders shall no longer have a contractual right hereunder to nominate a City Director.

          (c)  Voting: The members of the Board of Directors nominated as
               ------
described in this Agreement shall be duly elected by the vote of a majority of the issued and outstanding shares entitled to vote thereon. Each stockholder of the Combined Company will vote its shares, subject to applicable law, to ensure the governance of the Combined Company as set forth in this Section 5.11, including, but not limited to, the election of the Directors nominated in accordance with the terms of Section 5.11(b) above. USA and Ticket agree that they shall not be entitled to transfer any of their respective shares of City capital stock to another person or entity unless and until such proposed transferee agrees in writing for the benefit of all other holders of City capital stock to be bound by the provisions of this Section 5.11.

          (d)  Removal of Directors: The members of the Board of Directors are
               --------------------
subject to removal as follows:

               (i)   USA Directors: Any USA Director may be removed from office
                     -------------
with or without cause (A) by a majority vote of the other USA Directors, or (B) by a majority vote of all holders of City Common Stock.

               (ii)  City Directors: Any City Director may be removed from
                     --------------
office with cause by a majority vote of the other City Directors, or with or without cause by a 80% vote of all holders of City Common Stock with votes cast by USA, Ticket, any of their respective affiliates and any transferees of USA City Shares being counted as voted in the same proportion as all other holders of City Common Stock.

               (iii) USA Independent Directors: Any USA Independent Director may
                     -------------------------
be removed from office with or without cause (A) by a majority vote of the USA Directors, or (B) by a majority vote of all holders of City Common Stock.

               (iv)  City Independent Directors: Any City Independent Director
                     --------------------------
may be removed from office with or without cause (A) by a majority vote of the City Directors, or (B) a majority vote of all holders of City Common Stock with votes cast by USA, Ticket, any of their respective affiliates and any transferees of USA City Shares being counted as voted in the same proportion as all other holders of City Common Stock.

          (e)  Meetings: The Board of Directors shall hold regular meetings at
               --------
least quarterly. Special Meetings of the Board of Directors may be called by two or more directors. Meetings of the Board of Directors shall be held upon not less than 72 hours notice, provided, however, that such notice can be waived in writing. The notice convening a meeting of the Board of Directors shall set out a detailed agenda of the matters anticipated to be discussed at that meeting.

          (f)  Quorum; Board Voting: A majority of the directors then in office
               ------
that includes not less than one City Director shall constitute a quorum (a "Quorum") for the transaction of business, and the acts of a Quorum present and voting at a meeting shall be the acts of the Board of Directors except as provided below; provided that, with respect to any meeting of the Board of Directors, to the extent proper notice is given for such meeting in accordance with City's By-laws and Section 5.11(e) above and no City Director is present at such meeting, the requirement of attendance of one City Director to constitute a Quorum shall not apply to such meeting. In the event of a tie on the vote on any matter submitted to the Board of Directors, the Chairman shall not have a tie-breaking vote that is in addition to the vote the Chairman otherwise has as a director.

          (g)  Supermajority Board Approvals: Approval of a majority of the City
               -----------------------------
Directors then in office voting together with the Independent Directors then in office will be required for the following:

               (i) Participation of the Combined Company in any merger or consolidation or share exchange or any sale, lease, exchange or dissolution of all or any substantial part of the assets of the Combined Company, except for sales, leases, exchanges or dissolutions of assets comprising, in any twelve month period, less than 20% of the fair value of the Combined Company's assets.

               (ii) The issuance or sale by the Combined Company of any additional shares of capital stock of any class or any securities convertible into, exchangeable for, or options or rights to acquire any shares of the Combined Company's capital stock, or any repurchase by the Combined Company of any of the foregoing (other than issuances of shares in connection with (A) the exercise of outstanding employee stock options, (B) the grant of stock options to employees in the ordinary course of business or (C) a Qualified IPO.

               (iii) Approval of any change in the Combined Company's principal business.

               (iv) The designation, creation or formation of any committee of the Combined Company's Board of Directors authorized to take any action requiring supermajority approval pursuant to this Section 5.11(g), and the appointment, election or designation of members thereof.

               (v) The declaration or payment of any dividends or other distributions (whether cash, stock or in kind), direct or indirect, to the holders of capital stock of the Combined Company or the purchase or redemption of any shares of capital stock of the Combined Company, except for the declaration or payment, in any 12 month period, of dividends with a value not in excess of 20% of the fair value of the assets of the Combined Company.

               (vi) The creation, incurrence, assumption, guarantee or other action or inaction causing the Combined Company to become liable (directly or indirectly) with respect to indebtedness for borrowed money or the amendment or extension of any financing facility, or any material amendment or variation of an existing facility, except for the creation, incurrence, assumption or guarantee of indebtedness not in the aggregate in excess, in any 12 month period, of 20% of the fair value of the assets of the Combined Company.

               (vii) the payment by the Combined Company of the Convertible Note prior to its stated maturity.

               (viii) The establishment of or any material amendment to any Combined Company employee stock option or stock purchase plan or establishment of or any material amendment to any other employee earnings incentive scheme or other employee benefit plan by the Combined Company, except as required to conform to applicable law.

               (ix) The acquisition (whether by merger, stock purchase, asset purchase or otherwise) of any business or entity by the Combined Company, except for the acquisitions, in any 12 month period, of businesses or entities for consideration not in excess of 20% of the fair value of the assets of the Combined Company.

               (x) The amendment of the Combined Company's Certificate of Incorporation or By-laws (other than the amendment (A) of the Combined Company's Certificate of Incorporation to change the Combined Company's name, (B) of the Combined Company's Certificate of Incorporation to reclassify the Combined Company's common capital stock into classes that are identical with respect to all terms other than voting, (C) of the Combined Company's Certificate of Incorporation to provide for the substance and effect of the provisions of Section 5.13, and (D) of the Combined Company's Certificate of Incorporation and By-laws to make customary changes necessary to facilitate the consummation of a Qualified IPO).

               (xi) The commencement of any voluntary proceeding seeking liquidation, reorganization, moratorium, readjustment or other relief with respect to the Combined Company under any bankruptcy, insolvency or similar law or consent to the appointment of a trustee, receiver or liquidator.

               (xii) The registration of securities of the Combined Company under the Securities Act or the filing of any registration statement with the United States Securities and Exchange Commission, or the entering into of any underwriting agreement, other than in connection with a Qualified IPO (as defined in Section 5.13).

               (xiii) The creation, amendment or termination of any agreement, arrangement, or transaction between the Combined Company and USA, Ticket or any of their respective affiliates.

               (xiv) Move of the Combined Company's principal place of business and headquarters outside of the Los Angeles metropolitan area.

          (h)  Termination of Minority Rights. The provisions of Section 5.11(g)
               ------------------------------
shall terminate upon the earlier of (i) closing of a Qualified IPO, (ii) exercise of the Put or (iii) expiration of the Third Put. The other provisions of this Section 5.11 shall terminate on the closing of a Qualified IPO.

     5.12 Qualified IPO. The Combined Company will use all reasonable efforts to
          -------------
effect a Qualified IPO as promptly as practicable following consummation of the Merger, and in any event no later than one year after the date of this Agreement.

     5.13 Put Option.
          ----------

          (a) In the event that the Merger is consummated, but City does not, within one year from the date hereof, close an underwritten public offering of Common Stock of City pursuant to a registration statement declared effective by the SEC under the Securities Act, involving the offer and sale of shares of Common Stock of City either (x) equal in number to 10% of the number of all shares of outstanding Common Stock of all classes of City at the time of such closing or (y) at an aggregate offering price (after deduction of underwriter commissions and offering expenses) of not less than $75,000,000 (a "QUALIFIED IPO"), USA (or any successor entity thereof) shall, upon the request and notice of a majority in interest of the City Holders given within the period set forth in the next sentence, as promptly as practicable commence an Exchange Offer (as defined below) (the "FIRST PUT"). Subject to the conditions of the preceding sentence, at the request of and upon notice (the "FIRST PUT NOTICE") by a majority in interest of the City Holders at any time following the date one year from the date hereof and on or prior to the date one year and forty five days from the date hereof, USA (or any successor entity thereof) shall acquire pursuant to the Exchange Offer from all tendering City Holders, any and all shares of City Common Stock tendered for the following consideration per share (the "PUT CONSIDERATION"):

               (i) 0.1548 shares of common stock of USA, $0.01 par value ("USA COMMON STOCK"), plus

               (ii) at the election of USA, either: (A) $4.34 in immediately available funds or (B) a number of additional shares of USA Common Stock equal to $4.34 divided by the average closing price of a share of USA Common Stock for the twenty (20) consecutive trading days ending on the date five days prior to the date of the applicable Put Notice, as reported on the Nasdaq National Market or the New York Stock Exchange, as the case may be.

          (b) As used in this Section 5.13, "EXCHANGE OFFER" means an exchange offer for any and all shares of City Common Stock complying with all applicable law, subject to (i) a minimum condition of, in the aggregate, 50.1%, on a fully-diluted basis, of the City Common Stock held by City Holders immediately prior to consummation being validly tendered in the Exchange Offer and not withdrawn, and (ii) other customary terms, conditions and tender procedures for a self-tender or exchange offer.

          (c) In the event that the Merger is consummated, but City does not, within eighteen months from the date hereof, close a Qualified IPO, USA (or any successor entity thereof) shall, upon the request and notice of a majority in interest of the City Holders given within the period set forth in the next sentence, as promptly as practicable commence an Exchange Offer (as defined below) (the "SECOND PUT"). Subject to the conditions of the preceding sentence, at the request of and upon notice (the "SECOND PUT NOTICE") by a majority in interest of the City Holders at any time following the date eighteen months from the date hereof and on or prior to the date eighteen months and forty five days from the date hereof, USA (or any successor entity thereof) shall acquire pursuant to the Exchange Offer from all tendering City Holders, any and all shares of City Common Stock tendered for the Put Consideration.

          (d) In the event that the Merger is consummated, but City does not, within two years from the date hereof, close a Qualified IPO, USA (or any successor entity thereof) shall, upon the request and notice of a majority in interest of the City Holders given within the period set forth in the next sentence, as promptly as practicable commence an Exchange Offer (as defined below) (the "THIRD PUT" and, collectively with the First Put and the Second Put, the "PUT"). Subject to the conditions of the preceding sentence, at the request of and upon notice (the "THIRD PUT NOTICE" and, collectively with the First Put Notice and the Second Put Notice, the "PUT NOTICES") by a majority in interest of the City Holders at any time following the date two years from the date hereof and on or prior to the date two years and forty five days from the date hereof, USA (or any successor entity thereof) shall acquire pursuant to the Exchange Offer from all tendering City Holders, any and all shares of City Common Stock tendered for the Put Consideration.

          (e) All shares of USA Common Stock issued pursuant to any exercise of the Put will be validly issued, fully paid and nonassessable, will be free of any Liens and will be freely tradable (including under applicable securities laws) at the time of issuance. USA shall take all actions necessary to ensure the foregoing including, without limitation, if required, the filing of a shelf registration statement covering sale and/or resale of any USA Common Stock issued upon exercise of the Put (and agreeing to customary indemnification of the selling stockholders thereunder) and taking all steps necessary to ensure that such registration statement is declared effective by the SEC prior to any issuance of USA Common Stock upon exercise of the Put and that, if required, such registration statement remains effective until the Put has been exercised in full and all shares issued thereby have been sold. To the extent that the effectiveness of any such registration statement is required for City Holders to make an investment decision with regard to exercise of the Put, the period of exercisability of the Put shall be extended and tolled for any time during which the Put is exercisable and such registration statement is not effective. No fractional shares of USA Common Stock shall be issued pursuant to the Exchange Offer. In lieu of any fractional shares to which any City Holder would otherwise be entitled (after aggregating all shares of City Common Stock being sold by such City Holder pursuant to the Exchange Offer such that the maximum number of whole shares of USA Common Stock is issued to such City Holder thereby), USA (or any successor thereto) shall pay cash equal to (i) such fraction multiplied by
(ii) the greater of $30.00 or the average closing price of a share of USA Common Stock for the ten (10) consecutive trading days ending on the date of the Put Notice, as reported on the Nasdaq National Market or any national exchange (or, if the USA Common Stock is not traded on such market, the fair market value of such shares as determined in good faith by the City Directors). USA shall provide appropriate information to City Holders and shall take all other action within its power and control, subject to applicable law, to enable the City Holders to exercise the Put in a timely fashion pursuant to the terms hereof.

          (f) The Put Consideration shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into City Common Stock or USA Common Stock), reorganizations (other than the Merger), recapitalization, reclassification or other like change with respect to City Common Stock or USA Common Stock occurring or having a record date on or after the date hereof and prior to the expiration of the Put.

          (g) USA shall make all commercially reasonable efforts (including, without limitation, replacing the Exchange Offer with a forward triangular merger with respect to all City Holders) to cause the exchange of City Common Stock for USA Common Stock pursuant to this Section 5.13 to satisfy the requirements of a tax-free "reorganization" under Section 368(a) of the Code and to report the exchange as such.

     5.14 Certain Tax Matters.
          -------------------

          (a)  Return Filing; Information Sharing.
               ----------------------------------

               (i) USA shall prepare and file, or cause to be prepared and filed, in a manner consistent with past practices, with the appropriate governmental authority all Returns, and be liable for

(and indemnify City and TMOL against) any Tax liability arising thereunder, relating to Taxes of TMOL, its subsidiaries or their assets or operations with respect to periods (or any portions thereof) ending on or prior to the Closing Date where such Tax or Tax Return is with respect to a consolidated, combined or unitary Tax including an entity other than TMOL or its subsidiaries.

               (ii) USA, Ticket and City agree that they will, and will cause their affiliates to, make available all such information, employees and records of or relating to TMOL as either party may request with respect to matters relating to Taxes (including, without limitation, the right to make copies of such information and records) and will cooperate with respect to all matters relating to Taxes (including, without limitation the filing of Returns, the filing of an amended Return, audits, and proceedings). Unless requested by USA, neither City nor TMOL nor any subsidiary thereof shall file (or permit to be filed) any amended Return with respect to TMOL for any period (or portion thereof) ending on or prior to the Closing Date without obtaining the prior written consent of USA.

               (iii) USA shall promptly reimburse City in an amount equal to the net tax benefit to USA, its affiliates, or their successors for the use, on any Return of USA, Ticket or any affiliate thereof, of any deduction, credit, offset, basis or net operating loss or other carryover or other Tax attribute ("TAX ATTRIBUTE") of (a) TMOL or its subsidiaries unless such Tax Attribute arose with respect to a period ending on or prior to the Closing Date, or (b) City, with respect to Tax Attributes or benefits of any period.

               (iv) USA and Ticket will indemnify and hold harmless City, TMOL, their subsidiaries and affiliates, and their officers and directors with respect to any Tax (a) for any period whatsoever of USA, Ticket or any affiliate thereof, or any subsidiary thereof (other than City or TMOL or their subsidiaries), or (b) arising out of Treas. Reg. Section 1.1502-6 (or a comparable provision of foreign law).

               (v) Notwithstanding any other provision of this Agreement, all transfer, registration, stamp, documentary, sales, use and similar Taxes (including, but not limited to, all applicable real estate transfer or gains Taxes and stock transfer Taxes), and any penalties, interest and additions to such Taxes incurred in connection with this Agreement and the Merger contemplated hereby shall be the responsibility of and be shared equally by USA and City. USA and City shall cooperate in the timely making of all filings, Returns, reports and forms as may be required in connection therewith.

               (vi) If any of City, TMOL or any subsidiary or affiliate of the foregoing thereof receives any written notice from any Tax authority proposing any audit or adjustment to any Tax relating to TMOL for which USA or any affiliate thereof may be liable under this Agreement, City or TMOL shall give prompt written notice thereof to USA. In the event USA or Ticket of any affiliate thereof receives notice of Taxes for which City or TMOL may be liable, USA or Ticket or such affiliate shall provide similar notice to City.

               (vii) Any tax sharing or tax allocation agreement of which TMOL or any of its subsidiaries is a party, other than an agreement solely between TMOL and its subsidiaries, and not including this Agreement, shall terminate at the time of or prior to Closing.

          (b)  Tax Covenants. Unless there has been a final determination to the
               -------------
contrary (or USA and City otherwise agree in writing), USA, Ticket, City and TMOL covenant and agree, for all Tax purposes including all Tax Returns and any Tax controversies, to (and to cause any affiliate or successor to their assets or businesses to) take each of the positions set forth below (and not to take any position inconsistent therewith):

               (i)   The Merger will qualify as a reorganization described in
section 368(a) of the Code.

               (ii) None of the consideration in the Merger will be paid or issued for services.

          (c)  Allocation of Income and Deductions. For purposes of this
               -----------------------------------
Agreement, income, deductions, and other items will be allocated between the final pre-closing Tax period and post-closing Tax period based on an actual closing of the books of the business as of the close of business on the Closing Date, determined in a manner consistent with past practices.

     5.15 Certain Employee Benefit Matters. USA, Ticket and/or TMOL, as
          --------------------------------
applicable, covenant that each TMOL Employee currently participating in a TMOL Pension Plan shall continue to accrue benefits under the TMOL Pension Plans through the Closing Date so long as such Employee continues to be a TMOL Employee. Prior to the Closing Date, USA, Ticket and/or TMOL, as applicable, shall take such action as may be necessary so that, effective as of the Closing Date, (a) TMOL shall cease to be a participating employer in TMOL Pension Plans,
(b) each TMOL Employee's account balance under the TMOL Pension Plans shall be fully vested and nonforfeitable and (c) no additional benefits shall accrue for any TMOL Employee under TMOL Pension Plans after the Closing Date. City shall assume no liability or obligations in connection with TMOL Pension Plans. After the Closing Date, USA and/or Ticket shall provide continuation coverage under COBRA or any similar state statute providing for continuation coverage to TMOL employees and their eligible dependents until the earlier of (a) the day TMOL employees are covered by City employee benefit plans that provide employee benefits that are no less favorable than employee benefits provide to City employees generally, or (b) 120 days following the Closing Date. City shall use reasonable efforts to timely provide employee benefits to TMOL Employees that are no less favorable than employee benefits provided to City employees generally. USA and/or Ticket agree to cooperate in all respects with City with regard to the plan-to-plan transfer of the assets of TMOL Pension Plans attributable to TMOL Employees.

     5.16 Registration Rights.
          -------------------

          (a) In connection with the initial public offering of City's equity securities, City will promptly give notice to each City Holder and will include in such registration under the Securities Act for such offering (and any related qualification under blue sky laws or other compliance), and any related underwriting, all the City Common Stock (subject to cutback as set forth in Section 5.16(b)) specified in a written request or requests made within twenty
(20) days after receipt of such written notice from City by any City Holder. In the event of any recapitalization of the City Common Stock, the rights of the City Holders pursuant to this Section 5.16 shall apply to any securities issued in such recapitalization to the City Holders.

          (b)  The right of any City Holder to registration pursuant to this
Section 5.16 shall be conditioned upon such City Holder's participation in such offering and the inclusion of shares of City Common Stock in such registration to the extent provided herein. If any City Holder proposes to distribute its securities through such offering, such City Holder shall (together with City) enter into an underwriting agreement in customary form with the managing underwriter selected for such offering by City. Notwithstanding any other provision of this Section 5.16, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the City Common Stock to be sold by the City Holders in such offering; provided that no such reduction shall be made with respect to securities being offered by City for its own account unless the number of shares of City Common Stock to be sold by the City Holders in such offering shall be reduced to zero. City shall so advise the City Holders and the number of shares of City Common Stock that may be included in the registration and underwriting shall be allocated among the City Holders in proportion, as nearly as practicable, to the respective amounts of City Common Stock held by the City Holders at the time of filing of the registration statement. To facilitate the allocation of shares in accordance with the above provisions, City or the underwriters may round the number of shares allocated to the City Holders to the nearest 100 shares.

          (c) The rights of any City Holder to receive notice and to participate in a registration pursuant to the terms of this Section 5.16 shall terminate at such time as such City Holder could sell all of the City Common Stock held by such City Holder in any one three-month period under the terms of Rule 144(k) under the Securities Act.

          (d) City shall pay all expenses related to any offering pursuant to this Section 5.16 (other than underwriting discounts, selling commissions and transfer and stamp taxes for shares of City Common Stock sold by any City Holder and any fees and disbursements of counsel to any City Holder).

          (e) City and each City Holder will provide customary indemnification with respect to a registration effected pursuant to this Section 5.16

          (f) Each City Holder selling City Common Stock included in any registration effected pursuant to this Section 5.16 shall furnish to City such information, including information regarding such City Holder, the City Common Stock held by them and the distribution proposed, as City may request in writing to enable City to comply with the provisions hereof in connection with any registration, qualification or compliance referred to in this Section 5.16.

     5.17 Closing Balance Sheet. USA shall ensure that the current assets of
          ---------------------
TMOL as of the close of business on the Closing Date are equal to or greater than the current liabilities of TMOL as of such time (as determined pursuant to GAAP).

     5.18 Delivery of Financial Information. Until the earliest to occur of
          ---------------------------------
(X) the exercise of the Put (as such term is defined in Section 5.13 below), (Y) the expiration of the Third Put (as such term is defined in Section 5.13 below), and (Z) the consummation of a Qualified IPO, the Combined Company shall deliver the following information to any holders of greater than one (1%) percent City Common Stock upon their request:

          (a)  Annual Financial Information. As soon as practicable after the
               ----------------------------
end of each fiscal year, and in any event within ninety (90) days thereafter, the Combined Company shall deliver consolidated balance sheets of the Combined Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and consolidated statements of cash flows of the Combined Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and signed by the principal financial or accounting officer of the Company.

          (b)  Quarterly Financial Information. As soon as practicable after the
               -------------------------------
end of each fiscal quarter (except for the fourth fiscal quarter of each year), and in any event within forty-five (45) days thereafter, the Combined Company shall deliver consolidated balance sheets of the Combined Company and its subsidiaries, if any, as of the end of such quarter, and cash flow statements and consolidated statements of income for each quarter and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied, all in reasonable detail and signed, subject to changes resulting from year-end audit adjustments, by the principal financial or accounting officer of the Company.

                                  ARTICLE VI
                           CONDITIONS TO THE MERGER

     6.1  Conditions to Obligations of Each Party to Effect the Merger. The
          ------------------------------------------------------------
respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions:

          (a)  Stockholder Approval. This Agreement shall have been approved and
               --------------------
adopted and the Merger shall have been approved by the stockholders of City by the requisite vote under applicable law and its Certificate of Incorporation and Bylaws.

          (b)  No Order. No Governmental Entity shall have enacted, issued,
               --------
promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early.

     6.2  Additional Conditions to Obligations of USA, Ticket and TMOL. The
          ------------------------------------------------------------
obligation of USA, Ticket and TMOL to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by
USA:

          (a)  Representations and Warranties. Each representation and
               ------------------------------
warranty of City and Merger Sub contained in this Agreement shall be true and correct in all material respects on and as of the date of this Agreement and on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date except for changes contemplated by this Agreement and for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct in all material respects as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties that any update of or modification to the City Schedules made or purported to have been made after the date of this Agreement shall be disregarded). USA shall have received a certificate to such effect signed on behalf of City by an authorized officer of City

          (b)  Agreements and Covenants. Each of City and Merger Sub shall have
               ------------------------
performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and USA shall have received a certificate to such effect signed on behalf of City by an authorized officer of City.

          (c)  Conversion of Preferred Stock. Each outstanding share of
               -----------------------------
Preferred Stock of City shall have been converted into shares of City Common Stock prior to or concurrently with the Merger..

          (d)  Termination of Stockholders Agreement. The Stockholders'
               -------------------------------------
Agreement shall have been terminated and there shall be no further rights thereunder of any stockholder (other than Section 6 and Sections 11.2, 11.4, 11.5, 11.6, 11.7, 11.8, 11.9 and 11.11).

     6.3  Additional Conditions to the Obligations of City and Merger Sub.
          ---------------------------------------------------------------
The obligations of City and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by
City:

          (a)  Representations and Warranties. Each representation and warranty
               ------------------------------
of USA, Ticket or TMOL contained in this Agreement shall be true and correct in all material respects on and as of the date of this Agreement and on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date except for changes contemplated by this Agreement and for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct in all material respects as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties that any update of or modification to the USA Schedules made or purported to have been made after the date of this Agreement shall be disregarded). City shall have received a certificate to such effect signed on behalf of USA by an authorized officer of USA.

          (b)  Agreements and Covenants. USA, Ticket and TMOL shall have
               ------------------------
performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date, and City shall have received a certificate to such effect signed on behalf of USA by an authorized officer of USA.

          (c)  Convertible Note. USA shall have delivered $50,000,000 to City by
               ----------------
wire transfer to the account previously designated by City against delivery by City of the Convertible Note.

          (d)  TMOL Business Agreement. The TMOL Business Agreement shall have
               -----------------------
been duly executed by each party thereto, shall constitute the legally binding and enforceable obligation of each such party, shall be in full force and effect, and City shall have received a certificate to such effect signed on behalf of USA by an authorized officer of USA.

                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

     7.1  Termination. This Agreement may be terminated at any time prior to the
          -----------
Effective Time, whether before or after the requisite approval of the stockholders of City:

          (a) by mutual written consent duly authorized by the Boards of Directors of City and TMOL;

          (b) by either TMOL or City if the Merger shall not have been consummated by December 31, 1998 for any reason; provided, however, that the
                                                 --------  -------
right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been the principal cause of the failure of the Merger to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement;

          (c) by either TMOL or City if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

          (d) by either TMOL or City if the required approval of the stockholders of City of this Agreement and the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly called meeting of such stockholders for such purpose (provided that the right to terminate this Agreement under this Section 7.1(d) shall not be available to any party where the failure to obtain stockholder approval shall have been caused by the action or failure to act of such party and such action or failure to act constitutes a material breach by such party of this Agreement (it being understood that any breach by any of USA, Ticket or TMOL shall constitute a breach of TMOL for purposes of this Article VII);

          (e) by TMOL, upon a breach of any representation, warranty, covenant or agreement on the part of City set forth in this Agreement, or if any representation or warranty of City shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that TMOL may not terminate this
                                   --------
Agreement under this Section 7.1(e) if such inaccuracy in City's representations and warranties or breach by City is curable by City through the exercise of its commercially reasonable efforts within 30 days of notice by TMOL to City of such breach, provided City continues to exercise commercially reasonable efforts to cure such breach (it being understood that TMOL may not terminate this Agreement pursuant to this paragraph (e) if it shall have materially breached this Agreement or if such breach by City is cured prior to the expiration of such 30 day period); or

          (f) by City, upon a breach of any representation, warranty, covenant or agreement on the part of USA, Ticket or TMOL set forth in this Agreement, or if any representation or warranty of USA, Ticket or TMOL shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or
Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that
                                                               --------
City may not terminate this Agreement under this Section 7.1(f) if such inaccuracy in USA's, Ticket's or TMOL's representations and warranties or breach by USA, Ticket or TMOL is curable by USA, Ticket or TMOL through the exercise of its commercially reasonable efforts within 30 days of notice from City to USA of such breach, provided USA, Ticket and TMOL continue to exercise commercially reasonable efforts to cure such breach (it being understood that City may not terminate this Agreement pursuant to this paragraph (f) if it shall have materially breached this Agreement or if such breach by USA, Ticket or TMOL is cured prior to the expiration of such 30 day period).

     7.2  Notice of Termination; Effect of Termination. Any termination of this
          --------------------------------------------
Agreement under and pursuant to the terms of Section 7.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 7.2, Section 7.3 and Article VIII (miscellaneous), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement.

     7.3  Fees and Expenses. All fees and expenses incurred in connection with
          -----------------
this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated.

     7.4  Amendment. Subject to applicable law, this Agreement may be amended
          ---------
by the parties hereto at any time prior to the Effective Time by execution of an instrument in writing signed on behalf of each of City and USA and at any time following the Effective Time by execution of an instrument in writing signed on behalf of City and a majority in interest of the City Holders.

     7.5  Extension; Waiver. At any time prior to the Effective Time any party
          -----------------
hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                 ARTICLE VIII
                              GENERAL PROVISIONS

     8.1  Survival. The covenants contained in this Agreement and the
          --------
representations and warranties contained in Sections 3.4(a), 3.4(b) and 3.7(b) of this Agreement shall survive the Effective Time. After the Effective Time, USA shall promptly indemnify (without right of contribution from City, TMOL or the Surviving Corporation) each person or entity (other than USA and any affiliates thereof) who, immediately prior to the Effective Time, was a stockholder of City or held options or warrants to purchase stock of City, and hold them harmless against any loss, loss of value, liability, demand, claim, action or expense which any such person or entity may suffer or become subject to as a result of any breach of Sections 3.4(a), 3.4(b) and 3.7(b) of this Agreement. USA will ensure that each of USA, Ticket and TMOL perform all of their obligations under and pursuant to this Agreement and the TMOL Business Agreement. TMOL will enforce all of its rights under the TMOL Business Agreement.

     8.2  Notices. All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via facsimile (receipt confirmed) to the parties at the following addresses or facsimile numbers (or at such other address or facsimile numbers for a party as shall be specified by like notice):

          (a)  if to City or Merger Sub, to:

               CitySearch, Inc.
               790 E. Colorado Blvd., Suite 200
               Pasadena, CA 91101
               Attention: Douglas M. Mc Pherson, Chief Legal Officer Telephone No.: (626) 405-0050
               Facsimile No.: (626) 405-9929

               with a copy to:

               Wilson Sonsini Goodrich & Rosati, P.C.
               650 Page Mill Road
               Palo Alto, California  94304
               Attention:    Larry W. Sonsini
                             John T. Sheridan
                             Marty Korman
               Telephone No.: (650) 493-9300
               Facsimile No.: (650) 493-6811

          (b)  if to USA, Ticket or TMOL, to:

               c/o USA Networks, Inc.
               152 W. 57th St.
               New York, New York 10019
               Attention: General Counsel
               Telephone No.: (212) 314-7322
               Facsimile No.: (212) 314-7329

               with a copy to:

               Howard, Smith & Levin LLP
               1330 Avenue of the Americas
               New York, New York 10019
               Attention: Scott F. Smith
                          Stephen A. Infante
               Telephone No.: (212) 841-1000
               Facsimile No.: (212) 841-1010

     8.3  Interpretation; Knowledge.
          -------------------------

          (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity.

          (b) For purposes of this Agreement the term "knowledge" means with respect to a party hereto, with respect to any matter in question, that any of the chief executive officer, chief operating officer, president, chief financial officer, general counsel or controller of such party, has actual knowledge of such matter or would have knowledge of such matter following due investigation.

          (c) For purposes of this Agreement, the term "subsidiary" of any entity means any other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned or controlled, directly or indirectly, by such entity.

          (d) For purposes of this Agreement, the term "USA Material Effect" means (i) any change, event or effect that is materially adverse to the business, financial condition or results of operations of USA and its subsidiaries, taken as a whole, or materially affects USA's ability to perform its obligations under this Agreement or the TMOL Business Agreement, (ii) any change, event or effect that is materially adverse to the business, financial condition or results of operations of Ticket and its subsidiaries, taken as a whole, or materially affects Ticket's ability to perform its obligations under this Agreement or the TMOL Business Agreement, (iii) any change, event or effect that is material to the business, financial condition, results of operations or prospects of TMOL or to TMOL's ability to perform its obligations under this Agreement or the TMOL Business Agreement or (iv) any change, event or effect that is material to the Online Revenue Rights.

          (e) For purposes of this Agreement, the term "City Material Effect" means any change, event or effect that is material to the business, financial condition, results of operations or prospects of City or to City's ability to perform its obligations under this Agreement..

          (f) For purposes of this Agreement, the term "affiliate" shall have the meaning set forth in Rule 144(a)(1) promulgated under the Securities Act.

     8.4  Counterparts. This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     8.5  Entire Agreement; Third Party Beneficiaries. This Agreement and the
          -------------------------------------------
documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the USA Schedules and the City Schedules (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof (including, without limitation, the Original Merger Agreement), it being understood that Sections 5.4(a) and 5.4(b) and the last sentence of Section 5.8 shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder, except that the stockholders of City (and holders of options or warrants to purchase stock of City) immediately prior to the Effective Time are intended to be third party beneficiaries hereof and may enforce this Agreement (including, without limitation, Article II and Sections 5.11, 5.12, 5.13, 5.16 and 8.1 hereof) as if they were parties hereto).

     8.6  Severability. In the event that any provision of this Agreement or
          ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     8.7  Other Remedies; Specific Performance. Except as otherwise provided
          ------------------------------------
herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     8.8  Governing Law. This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. Each of the parties hereto irrevocably consents to the jurisdiction of any state or federal court within the State of Delaware in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

     8.9  Rules of Construction. The parties hereto agree that they have been
          ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     8.10 Assignment. No party may assign either this Agreement or any of its
          ----------
rights, interests, or obligations hereunder without the prior written approval of the other parties, provided that City Holders may assign their rights hereunder to other City Holders. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     8.11 Waiver of Jury Trial. EACH OF USA, CITY, TMOL, TICKET AND MERGER SUB
          --------------------
HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF USA, CITY, TMOL OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

     8.12 Majority in Interest of City Holders. For purposes of this Agreement,
          ------------------------------------
except as otherwise required by applicable law, a majority in interest of the City Holders shall be determined on a one-share- one-vote basis regardless of the voting rights of the shares of capital stock then held by the City Holders.

                                    * * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.


CITYSEARCH, INC.                          TICKETMASTER CORPORATION

By:    /s/ Thomas H. Layton               By:    Eugene L. Cobuzzi
       -------------------------                 -------------------------

Name:  Thomas H. Layton                   Name:  Eugene L. Cobuzzi
       -------------------------                 -------------------------

Title: President                          Title: Chief Operating Officer
       -------------------------                 -------------------------

USA NETWORKS, INC.                        TICKETMASTER MULTIMEDIA HOLDINGS, INC.


By:    /s/ Thomas J. Kuhn                 By:    /s/ Eugene L. Cobuzzi
       -------------------------                 -------------------------

Name:  Thomas J. Kuhn                     Name:  Eugene L. Cobuzzi
       -------------------------                 -------------------------

Title: Senior Vice President              Title: Executive Vice President
       -------------------------                 -------------------------
       and General Counsel
       -------------------------

TICKETMASTER GROUP, INC.                  TIBERIUS, INC.

By:    /s/ Eugene L. Cobuzzi              By:    /s/ Thomas H. Layton
       -------------------------                 -------------------------

Name:  Eugene L. Cobuzzi                  Name:  Thomas H. Layton
       -------------------------                 -------------------------

Title: Chief Operating Officer            Title: President
       -------------------------                 -------------------------


           * * * AMENDED AND RESTATED REORGANIZATION AGREEMENT * * *